EXHIBIT 10.1

                     AMENDED AND RESTATED CREDIT AGREEMENT


      THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 13, 1999 is among DRYPERS CORPORATION, a Delaware corporation ("Borrower"), each of the lending institutions which is or may from time to time become a signatory hereto or any successor or permitted assignee thereof (each a "Lender" and, collectively, the "Lenders"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation ("Fleet"), individually and as agent for itself and the other Lenders (in its capacity as agent, together with its successors in such capacity, "Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in APPENDIX A, GENERAL DEFINITIONS. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                   RECITALS:

      A. BankBoston, N.A., as agent and as the sole lender, and Borrower have previously entered into the Prior Credit Agreement providing for a revolving line of credit to Borrower in an amount not to exceed $50,000,000.00 (the "Prior Line of Credit"). BankBoston, N.A. has assigned to Fleet all of its rights and obligations under the Prior Credit Agreement so that Fleet is now Agent and sole Lender thereunder.

      B. Fleet, in its capacity as Agent and sole Lender, and Borrower now desire that (i) a portion of the existing principal indebtedness under the Prior Line of Credit be restructured and modified as a term loan in the amount of $6,000,000.00, and (ii) the remaining existing principal indebtedness and a portion of the credit available under the Prior Line of Credit be restructured and continued as a revolving credit loan under which no more than $30,000,000.00 may be outstanding at any time and as a capital expenditure line of credit under which no more than $6,800,000.00 may be outstanding at any time.

      C. For administrative convenience, Agent, the Lenders and Borrower desire to accomplish such restructure, modification and continuation by amending and restating the Prior Credit Agreement in its entirety.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree that the Prior Credit Agreement is hereby amended and restated in its entirety as follows:
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SECTION 1.   CREDIT FACILITY

      1.1 RESTRUCTURE, MODIFICATION AND CONTINUATION OF PRIOR LINE OF CREDIT; TOTAL CREDIT FACILITY. The aggregate unpaid principal balance of the Existing Advances as of the date hereof is $45,751,141.42 and the aggregate undrawn amount of the Existing Letter of Credit is $1,000,000.00. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to (a) restructure and modify $6,000,000.00 of the Existing Advances as a term loan (the "Term Loan"), which shall be repayable in accordance with the terms of this Agreement and the Term Notes, (b) restructure and modify a portion of the credit available under the Prior Line of Credit as a capital expenditure line of credit in the maximum amount of $6,800,000.00 (the "Capital Expenditure Line of Credit"), and
(c) continue the remainder of the Existing Advances and the Existing Letter of Credit as part of a revolving credit loan in the maximum amount of $30,000,000.00 (the "Revolving Credit Loan"). As a result of the foregoing restructuring, modification and continuation, a Total Credit Facility of up to $42,800,000.00 shall be available from Lenders to Borrower subject to the terms and conditions of this Agreement.

      1.2   REVOLVING CREDIT LOAN.

            1.2.1 ADVANCES AND RESERVES. Subject to the terms and conditions of this Agreement, upon the request of Borrower pursuant to SUBSECTION 3.1.1, each Lender severally agrees to make one or more Revolving Credit Advances to Borrower from time to time during the Original Term and the Renewal Terms, if any, in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect. Each Revolving Credit Advance shall accrue interest as set forth herein, shall be secured by all of the Collateral and shall be evidenced by the Revolving Credit Notes. The aggregate amount of all Revolving Credit Advances at any time outstanding shall not exceed, and the Lenders shall not be obligated to make any Revolving Credit Advance which would cause the aggregate amount of all outstanding Revolving Credit Advances to exceed, an amount equal to (a) the lesser of
      (i) the aggregate principal amount of the Revolving Credit Commitments and
      (ii) the Borrowing Base, minus (b) the LC Amount and minus (c) the Reserves, if any; provided, however, that Agent shall be permitted to make Overadvances for its own account in an aggregate amount not to exceed $1,000,000.00 at any time, which Overadvances shall be payable by Borrower upon demand. Such Overadvances shall constitute Revolving Credit Advances for all purposes, except that Lenders shall not be required to fund their pro rata shares of such Overadvances unless such Overadvances have not been paid by Borrower within five (5) Business Days. If an Overadvance has not been so paid by Borrower within five (5) Business Days, each Lender shall be deemed to have purchased from Agent a pro rata participation in such Overadvance, and each Lender shall make available to Agent in immediately available funds an amount equal to its participation in such Overadvance. Agent shall have the right to establish reserves (the "Reserves") in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate against the amount of Revolving Credit Advances which Borrower may otherwise request under this

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      SUBSECTION 1.2.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow-moving Inventory; (iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Advances under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower
      (irrespective of whether or not such Lien is a Permitted Lien); and (vi) such other matters, events, conditions or contingencies as to which Agent, in its sole credit judgment, determines Reserves should be established from time to time hereunder. Subject to the foregoing limitations, and the other terms and conditions of this Agreement, Borrower may borrow, repay, prepay and reborrow under the Revolving Credit Loan. Revolving Credit Advances shall be designated by Borrower, in Borrower's discretion as either Base Rate Advances or Eurodollar Advances and, so long as no Default or Event of Default exists, Borrower may Convert all or part of one Type of Advance into another Type of Advance or Continue all or part of any Eurodollar Advance, subject to the terms and conditions of this Agreement.

            1.2.2 USE OF PROCEEDS. The Revolving Credit Advances shall be used solely for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

      1.3   LETTERS OF CREDIT; LC GUARANTIES.

            1.3.1 LETTERS OF CREDIT. Agent agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to (i) issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Agent or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit, provided that the LC Amount (including the Existing Letter of Credit) at any time shall not exceed $5,000,000.00. No Letter of Credit or LC Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Agent or its Affiliates in connection with any Letter of Credit or LC Guaranty shall be treated as Revolving Credit Advances, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Advances.

            1.3.2 PARTICIPATION BY LENDERS. Immediately upon the issuance by Agent or its Affiliate of any Letter of Credit or LC Guaranty on or after the date hereof, Agent or such Affiliate shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent or such Affiliate, without recourse or warranty, an undivided interest and participation (to the extent of such Lender's pro rata share of the Revolving Credit Commitments) in such Letter of Credit or LC Guaranty and all applicable rights of Agent or such Affiliate in such Letter of Credit or LC Guaranty. Agent shall provide to each other

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      Lender a copy of each Letter of Credit or LC Guaranty issued on or after the date hereof, promptly after issuance. Promptly on the date of each payment by Agent or its Affiliate pursuant to a drawing under a Letter of Credit or payment under an LC Guaranty and after receipt of notice from Agent or such Affiliate as to the amount of such payment, each Lender will make available to Agent or such Affiliate, in immediately available funds, such Lender's pro rata share of such payment.

            1.3.3 AGENT'S RESPONSIBILITIES. Agent agrees with each Lender that Agent or its Affiliate will exercise and give the same care and attention to each Letter of Credit as it gives to its other letters of credit. Each of the Lenders and Borrower agrees that, in paying any drawing under any Letter of Credit, Agent (or its Affiliate) has no responsibility to obtain any document (other than any documents expressly required by the respective Letter of Credit) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy or genuineness or the authority of any Person delivering that Letter of Credit. None of Agent, its Affiliate nor any of their respective representatives, directors, officers, employees, attorneys or agents shall be liable to any Lender, Borrower or any Guarantor for the use of any Letter of Credit or for the acts or omissions of any beneficiary. Neither Agent nor its Affiliate shall have any liability to Borrower, any Guarantor or any Lender for any action, inaction, error, delay or omission taken or suffered by Agent or such Affiliate or any of their respective representatives, directors, officers, employees, attorneys or agents in connection with any Letter of Credit, applicable draws, drafts or documents, or the transmission, dispatch or delivery of any related message or advice, if done, taken or made in accordance with the Letters of Credit.

      1.4   CAPITAL EXPENDITURE LINE OF CREDIT

            1.4.1 CAPITAL EXPENDITURE LINE OF CREDIT. Subject to the lending formula set forth in SUBSECTION 1.4.2 and the other terms and conditions of this Agreement, each Lender severally agrees to make one or more advances of funds to Borrower from time to time during the First Drawdown Period and the Second Drawdown Period, as requested by Borrower in the manner set forth in SUBSECTION 3.1.1 hereof, up to but not exceeding the amount of such Lender's Capital Expenditure Commitment (the "Capital Expenditure Advances"); provided that the aggregate principal amount of the Capital Expenditure Advances at any time outstanding shall not exceed $6,800,000.00. The Capital Expenditure Line of Credit shall be used to finance Borrower's purchases of Equipment for use in its business. Each Capital Expenditure Advance shall be in a principal amount of at least $500,000.00, shall accrue interest as set forth herein, shall be secured by all of the Collateral and shall be evidenced by the Capital Expenditure Notes. Capital Expenditure Advances shall be designated by Borrower, in Borrower's discretion, as either Base Rate Advances or Eurodollar Advances and, so long as no Default or Event of Default exists, Borrower may Convert all or part of one Type of Advance into another Type of Advance or Continue all or part of any Eurodollar Advance, subject to the terms of this Agreement.

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            1.4.2 LENDING FORMULA. Each Capital Expenditure Advance shall be in an amount not to exceed the lesser of (i) eighty percent (80%) of the Hard Cost or (ii) one hundred percent (100%) of the Liquidation Value of Equipment purchased by Borrower from unrelated third parties with the proceeds of such Capital Expenditure Advance.

            1.4.3 CONVERSION AND AMORTIZATION. At the end of the First Drawdown Period, the aggregate amount of all outstanding Capital Expenditure Advances shall be converted into a term loan and amortized as set forth in the Capital Expenditure Notes. At the end of the Second Drawdown Period, the aggregate amount of all Capital Expenditure Advances made during the Second Drawdown Period shall be converted into a term loan and amortized as set forth in the Capital Expenditure Notes.

      1.5 TERM LOAN. The Term Loan shall be evidenced by the Term Notes, shall be repayable in accordance with the terms of the Term Notes and this Agreement and shall be secured by all of the Collateral. The Term Loan shall accrue interest as set forth herein. Borrower shall designate whether the outstanding principal balance under the Term Loan shall be a Base Rate Advance or a Eurodollar Advance and, so long as no Default or Event of Default exists, Borrower may Convert all of the Term Loan into another Type of Advance or Continue all of the Term Loan as a Eurodollar Advance, subject to the terms of this Agreement.

SECTION 2.  INTEREST, FEES AND CHARGES

      2.1 INTEREST.

            2.1.1 RATES OF INTEREST. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum from day to day equal to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable in arrears as specified in SUBSECTION 3.2 hereof.

            2.1.2 DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to the lesser of (a) 2% above the interest rate otherwise applicable thereto or
      (b) the Maximum Rate (the "Default Rate"). Any interest that has accrued at the Default Rate shall be payable from time to time on demand.

            2.1.3 MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms

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      of this Agreement or pursuant to the Notes exceed the Maximum Rate, nor shall any provisions hereof be construed as a contract to pay, for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate. If any provisions of this Agreement or the Notes contravene any such law, such provisions shall be deemed amended to conform to such law. Notwithstanding anything to the contrary contained herein, no provision of this Agreement or the Notes shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Agreement, the Notes or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Agreement and the Notes; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Agent shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Agreement and the Notes so that the interest for the entire term does not exceed the Maximum Rate.

      2.2 COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit and LC Guaranty fees and unused line fees hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Agent for the pro rata benefit of the Lenders shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day after Agent receives such items in Agent's account number 936-933-7800 with Fleet National Bank located in Hartford, Connecticut.

      2.3 LETTER OF CREDIT AND LC GUARANTY FEES. On each Monthly Payment Date, Borrower shall pay to Agent, for the pro rata benefit of the Lenders, 2% per annum of the aggregate undrawn amount of each Letter of Credit or LC Guaranty outstanding during the period from the prior Monthly Payment Date to the current Monthly Payment Date, PLUS all normal and customary charges associated with the issuance thereof. These fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on each Monthly Payment Date and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

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      2.4 UNUSED LINE FEE. Borrower shall pay to Agent, for the pro rata benefit of the Lenders, an unused line fee equal to .25% per annum of the average monthly amount by which the Revolving Credit Commitments exceed the sum of the outstanding principal balance of the Revolving Credit Loan plus the LC Amount. The unused line fee shall be payable monthly in arrears on each Monthly Payment Date.

      2.5 AUDIT AND APPRAISAL FEES. Borrower shall pay to Agent audit and appraisal fees in accordance with Agent's current schedule of fees in effect from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Agent shall deem appropriate, which schedule (including the per diem rates) shall be provided to Borrower prior to any applicable audit or appraisal, plus all out-of-pocket expenses incurred by Agent in connection with such audits and appraisals. Audit fees shall be payable on the first Business Day of the month following the date of issuance by Agent of a request for payment thereof to Borrower.

      2.6 REIMBURSEMENT OF EXPENSES. If, at any time, regardless of whether or not an Event of Default then exists, Agent, or, in the case of clauses (iii) or
(iv) below, any Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to any Lender or any participant; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person which may be obligated to Agent or any Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors, or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral, then all such legal and accounting expenses, other costs and out-of-pocket expenses of Agent shall be charged to Borrower. All amounts chargeable to Borrower under this SUBSECTION 2.6 shall be Obligations secured by all of the Collateral, shall be payable on demand to Agent or to such Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the Base Rate plus 0.50%. Borrower shall also reimburse Agent for expenses incurred by Agent in its administration of the Collateral to the extent and in the manner provided in SECTION 7 hereof.

      2.7 BANK CHARGES. Borrower shall pay to Agent, for the benefit of Agent and the Lenders, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Agent to any Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Agent or any Lender, of proceeds of loans made by Agent to Borrower pursuant to this Agreement and (ii) the depositing for collection, by Agent or any Lender, of any check or item of payment received or delivered to Agent or any Lender on account of the Obligations.

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      2.8 CLOSING FEE. Borrower shall pay to Agent, for its own account, a closing fee of $400,000.00, which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Advances hereunder. Such closing fee shall be paid in lieu of the supplemental commitment fee provided in SECTION 9.6 of the Prior Credit Agreement, and Borrower shall have no further liability for such supplemental commitment fee.

      2.9 SERVICING FEE. On the date hereof and on each anniversary date hereof (or the next Business Day after such date if such date is not a Business Day), Borrower shall pay to Agent, for its own account, a servicing fee in the amount of $35,000.00.

      2.10 AMOUNTS OWING UNDER PRIOR CREDIT AGREEMENT. Borrower shall pay to Fleet, for its own account, the amount of all interest (if any), commitment fees and letter of credit fees that have accrued but not been paid under the Prior Credit Agreement through (but excluding) the date hereof, all of which amounts shall be paid by Borrower on the Closing Date, and which amounts may be paid by means of a Revolving Credit Advance hereunder. The provisions of this SUBSECTION
2.10 shall not increase or decrease Borrower's obligations with respect to interest, commitment fees or letter of credit fees that are accrued but not paid under the Prior Credit Agreement through the date hereof.

SECTION 3.   LOAN ADMINISTRATION

      3.1 MANNER OF BORROWING REVOLVING CREDIT ADVANCES AND CAPITAL EXPENDITURE ADVANCES. The Term Loan, the Capital Expenditure Line of Credit and the Revolving Credit Loan shall be governed by the following provisions:

            3.1.1 LOAN REQUESTS. A request for a Revolving Credit Advance or a Capital Expenditure Advance shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Agent notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Dallas, Texas time (a) on the proposed borrowing date in the case of a Base Rate Advance or (b) at least three (3) Business Days before the proposed borrowing date in the case of a Eurodollar Advance, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default and provided, further, that in the case of a Eurodollar Advance, Borrower shall specify the Interest Period therefor; and (ii) the becoming due of any amount required to be paid under this Agreement or any of the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Advance on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Agent may permit telephonic requests for Advances and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower; provided that if requested by Agent, Borrower shall deliver a written request for an Advance. Unless Borrower specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower, Agent shall have no liability to Borrower for any loss or

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      damage suffered by Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower and Agent shall have no duty to verify the origin of any such communication or the authority of the person sending it. Each Eurodollar Advance that is a Revolving Credit Advance shall be in a minimum principal amount of $5,000,000.00 and such greater amount which is an integral multiple of $500,000.00. Each Eurodollar Advance that is a Capital Expenditure Advance or that is under the Term Loan shall be in a minimum principal amount of $2,000,000.00 and such greater amount which is an integral multiple of $500,000.00. Agent shall notify each Lender of the contents of each such request for an Advance on the day such loan request is received by Agent if received by 11:00 a.m., Dallas, Texas time on a Business Day and otherwise on the next succeeding Business Day. Promptly on the date specified for each Revolving Credit Advance or Capital Expenditure Advance hereunder, each Lender will make available to Agent in immediately available funds, for the account of Borrower, such Lender's pro rata share of each Revolving Credit Advance or Capital Expenditure Advance.

            3.1.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Agent, subject to Agent's receipt of funds from the Lenders, to disburse the proceeds of each Advance requested, or deemed to be requested, pursuant to this SUBSECTION 3.1.2 as follows: (i) the proceeds of each Advance requested under SUBSECTION 3.1.1(i) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Agent from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Advance requested under SUBSECTION 3.1.1(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation.

            3.1.3 AUTHORIZATION. Borrower hereby irrevocably authorizes Agent, in Agent's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Advance, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Agent hereunder.

            3.1.4 CONVERSIONS AND CONTINUATIONS. Borrower shall have the right from time to time to Convert all or part of one Type of Advance into another Type of Advance or to Continue all or part of any Eurodollar Advance by giving Agent notice in the manner set forth in SUBSECTION 3.1.1 at least one (1) Business Day before Conversion into a Base Rate Advance, and at least three (3) Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (i) the Conversion or Continuation date, (ii) the amount of the Advance to be Converted or Continued, (iii) in the case of Conversions, the Type of Advance to be Converted into and (iv) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that

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      (a) Eurodollar Advances may only be Converted on the last day of the
      Interest Period, (b) except for Conversions to Base Rate Advances, no Conversions shall be made while a Default has occurred and is continuing and no Continuations of any Eurodollar Advances shall be made while a Default has occurred and is continuing, (c) the aggregate principal amount of Eurodollar Advances that are Revolving Credit Advances having the same Interest Period shall be at least equal to $5,000,000.00 or such greater amount which is an integral multiple of $500,000.00 and (d) the aggregate principal amount of Eurodollar Advances that are Capital Expenditure Advances having the same Interest Period shall be at least equal to $2,000,000.00, or such greater amount which is an integral multiple of $500,000.00. All notices given under this SUBSECTION 3.1.4 shall be irrevocable and shall be given not later than 11:00 a.m., Dallas, Texas time on the day which is not less than the number of Business Days specified above for such notice. If Borrower shall fail to give Agent a notice of Conversion or Continuation as provided in this Subsection with respect to any Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall automatically be Converted into a Base Rate Advance on the last day of the Interest Period for such Eurodollar Advance.

      3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Agent or any Lender specifically containing payment provisions that conflict with this SUBSECTION 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

            3.2.1 REVOLVING CREDIT LOAN PRINCIPAL PAYMENTS. Principal payable on account of Revolving Credit Advances shall be payable by Borrower to Lenders immediately upon the earliest of (i) the receipt by Agent or Borrower of any proceeds of any of the Collateral other than Equipment, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to
      SECTION 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

            3.2.2 REVOLVING CREDIT LOAN INTEREST PAYMENTS. Interest accrued on the Revolving Credit Advances shall be due on the earliest of (i) each Monthly Payment Date, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to
      SECTION 4 hereof.

            3.2.3 TERM LOAN PAYMENTS. Principal payments payable on account of the Term Loan shall be payable as set forth in the Term Notes and upon the receipt by Agent or Borrower of any net cash proceeds of any sale, disposition or transfer of Collateral, to the extent of said proceeds, as set forth in and to the extent covered by SUBSECTION 3.3 or SUBSECTION
      7.4.2 hereof. In the event of any prepayment of the Term Loan, such prepayment shall be applied in inverse order of maturity to the last maturing installment(s) of principal.

      Interest accrued on the Term Loan shall be due on the earliest of (i) each Monthly Payment Date, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to
      SECTION 4 hereof.

            3.2.4 CAPITAL EXPENDITURE LINE OF CREDIT PAYMENTS. Principal payable on account of the Capital Expenditure Line of Credit shall be payable as set forth in the Capital Expenditure Notes and, in the event the Term Loan has been paid in full, upon the receipt by Agent or Borrower of any net cash proceeds of any sale, disposition or transfer of Collateral, to the extent of said proceeds, as set forth in and to the extent covered by SUBSECTION 3.3 or SUBSECTION 7.4.2 hereof. In the event of any prepayment of the Capital Expenditure Line of Credit, such prepayment shall be applied in inverse order of maturity to the last maturing installment(s) of principal. Interest accrued on the Capital Expenditure Line of Credit shall be due on the earliest of (i) each Monthly Payment Date, (ii) the occurrence of an Event of Default in consequence of which Agent elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to SECTION 4 hereof.

            3.2.5 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in SECTION 2 hereof, to Agent, for the benefit of Agent or the Lenders, as the case may be, or to any other Person designated by Agent in writing.

            3.2.6 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Agent, for the benefit of Agent or the Lenders, as the case may be, as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

      3.3 MANDATORY PREPAYMENTS ARISING FROM PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. Except as provided in SUBSECTION 7.4.2 hereof, if Borrower sells any of the Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Agent, unless otherwise agreed by Agent, as and when received by Borrower and as a mandatory prepayment of the Revolving Credit Loan, the Term Loan or the Capital Expenditure Line of Credit, in accordance with SUBSECTION 3.2.3 hereof and otherwise as determined by Agent, a sum equal to the net cash proceeds (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation.

      3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Agent by 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Dallas, Texas time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Agent from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of collections of Accounts as authorized by SUBSECTION 7.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default is then continuing. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan or the Capital Expenditure Line of Credit, except that Agent may, at its option, offset such credit balance against any of the Obligations so long as an Event of Default is then continuing.

      3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Agent's Lien upon all of the Collateral, for the benefit of the Lenders.

      3.6 LOAN ACCOUNT. Agent shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Agent, for the benefit of the Lenders, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

      3.7 STATEMENTS OF ACCOUNT. Agent will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Agent shall be deemed final, binding and conclusive upon Borrower unless Agent is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

      3.8 PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(a) each Advance shall be made by the Lenders under SECTION 1 or deemed made by the Lenders under SECTION 1, and each Letter of Credit shall be deemed participated in by the Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments, Capital Expenditure Line of Credit Commitments or Term Loan Commitments, as the case may be; (b) the making, Conversion, and Continuation of Advances of a particular Type (other than Conversions provided for by SUBSECTION 5.4) shall be made pro rata among the Lenders holding Advances of such Type according to the amounts of their respective Revolving Credit Commitments, Capital Expenditure Line of Credit Commitments or Term Loan Commitments, as the case may be; (c) each payment and prepayment of principal of or interest on Advances by Borrower of a particular Type shall be made to Agent for the account of the Lenders holding Advances of such Type pro rata in accordance with the respective unpaid principal amounts of such Advances held by such Lenders; and (d) Interest Periods for Advances of a particular Type shall be allocated among the Lenders holding Advances of such Type pro rata according to the respective principal amounts held by such Lenders.

      3.9 NON-RECEIPT OF FUNDS BY AGENT. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of an Advance to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt by Agent, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such Required Payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent receives that Required Payment shall accrue at a rate per annum equal to (i) the Federal Funds Effective Rate for such period if Borrower was the Payor or (ii) the Applicable Rate for such period in accordance with SUBSECTION 2.1 hereof (without duplication) if a Lender was the Payor.

SECTION 4.   TERM AND TERMINATION

      4.1 TERM OF AGREEMENT. Subject to the Lenders' right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period from the date hereof through and including December 31, 2002 (the "Original Term") , and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in SUBSECTION 4.2 hereof.

      4.2   TERMINATION.

            4.2.1 TERMINATION BY AGENT. Agent may terminate this Agreement (i) with at least 90 days prior written notice to Borrower, as of the last day of the Original Term or the then current Renewal Term and (ii) without notice upon or after the occurrence of an Event of Default.

            4.2.2 TERMINATION BY BORROWER. Upon at least 30 days prior written notice to Agent, Borrower may, at its option, terminate this Agreement; provided, however, no such termination shall be effective until Borrower has paid all of the Obligations in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Agent's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Agent otherwise agrees in writing, and Agent shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

            4.2.3 TERMINATION CHARGES. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Agent for the benefit of the Lenders (in addition to the then- outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 3% of the Total Credit Facility if termination occurs on or before December 31, 2000; 2% of the Total Credit Facility if termination occurs during the period from January 1, 2001 through December 31, 2001; and 1% of the Total Credit Facility if termination occurs during the period of from January 1, 2002 through December 30, 2002. If termination occurs on the last day of the Original Term, no termination charge shall be payable. If termination occurs after December 31, 2002, no termination fee shall be due or payable.

            4.2.4 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Agent and the Lenders shall retain their Liens in the Collateral and all of their rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Agent and the Lenders, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Agent may incur as a result of dishonored checks or other items of payment received by Agent from Borrower or any Account Debtor and applied to the Obligations, Agent shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Agent and the Lenders from any such loss or damage, or (ii) have retained such monetary reserves or Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent and the Lenders from any such loss or damage.

SECTION 5.  YIELD PROTECTION; LIMITATIONS ON ADVANCES; CAPITAL
ADEQUACY

      5.1   ADDITIONAL COSTS.

            5.1.1 PAYMENT OF ADDITIONAL COSTS. Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make such Advances hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

                  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of its Notes in respect of any Eurodollar Advances (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any Eurodollar Advances by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any Eurodollar Advances or any deposits referred to in the definition of "Eurodollar Rate" in APPENDIX A hereof); or

                  (iii) imposes any other condition affecting this Agreement or any of its Notes or any of such extensions of credit or liabilities or commitments.

      Each Lender will notify Borrower (with a copy to Agent) of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this SUBSECTION 5.1.1 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for Eurodollar Advances if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule, or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located outside the United States of America. Each Lender will furnish to Borrower a certificate (which shall be conclusive absent manifest error) setting forth the basis and the amount of each request of such Lender for compensation under this SUBSECTION 5.1.1. If any Lender requests compensation from Borrower under this SUBSECTION 5.1.1, Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue making, or Convert Advances into, Eurodollar Advances until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of SUBSECTION
      5.4 hereof shall be applicable) and may convert any Eurodollar Advance into a Base Rate Advance, subject to the provisions of SUBSECTION 5.5.

            5.1.2 REGULATORY CHANGES. Without limiting the effect of the foregoing provisions of this SUBSECTION 5.1.2, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to Borrower the obligation of such Lender to make or Continue making, or Convert Advances into, Eurodollar Advances hereunder shall be suspended until such

      Regulatory Change ceases to be in effect (in which case the provisions of SUBSECTION 5.4 hereof shall be applicable). Determinations and allocations by any Lender for purposes of this SUBSECTION 5.1.2 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Advances or of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

      5.2 LIMITATION ON TYPES OF ADVANCES. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

                  (i) Agent determines (which determination shall be conclusive)
            that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in APPENDIX A hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

                  (ii) Required Lenders determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in APPENDIX A hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances or to Convert Base Rate Advances into Eurodollar Advances and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Base Rate Advances in accordance with the terms of this Agreement.

      5.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Lender shall promptly notify Borrower (with a copy to Agent) thereof and such Lender's obligation to make or maintain Eurodollar Advances and to Convert Base Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case the provisions of SUBSECTION 5.4 hereof shall be applicable).

      5.4 SUBSTITUTE BASE RATE ADVANCES. If the obligation of any Lender to make Eurodollar Advances shall be suspended pursuant to SUBSECTIONS 5.1 or 5.3 hereof, all Advances which would be otherwise made by such Lender as Eurodollar Advances shall be made instead as Base Rate

Advances and all Advances which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances (and, if an event referred to in SUBSECTIONS 5.1 or 5.3 hereof has occurred and such Lender so requests by notice to Borrower (with a copy to Agent), all Eurodollar Advances of such Lender then outstanding shall be automatically Converted into Base Rate Advances on the date specified by such Lender in such notice) and, to the extent that Eurodollar Advances are so made as (or Converted into) Base Rate Advances, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Advances shall be applied instead to its Base Rate Advances.

      5.5 COMPENSATION. Borrower shall pay to Agent for the account of each Lender, upon the request of such Lender through Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender ) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (i) Any payment, prepayment or Conversion of a Eurodollar
            Advance for any reason (including, without limitation, the acceleration of outstanding Advances pursuant to SECTION 11.2) on a date other than the last day of an Interest Period for such Advance; or

                  (ii) Any failure by Borrower for any reason (including,
            without limitation, the failure of any conditions precedent specified in SECTION 10 to be satisfied) to borrow, Convert, or prepay a Eurodollar Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or Converted or not borrowed for the period from the date of such payment, Conversion, or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Advance provided for herein over (ii) the interest component of the amount such Lender would have bid in the interbank eurodollar market for Dollar deposits of leading banks and amounts comparable to such principal amount and with maturities comparable to such period.

      5.6 CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that any Regulatory Change or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such Regulatory Change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) Business Days after demand by such Lender (with a copy to Agent), Borrower shall pay to such Lender (or its parent) such additional amount or amounts as will compensate such Lender for such reduction. Each Lender will furnish to Borrower a certificate of such Lender claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

      5.7 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Commitments to issue or participate in Letters of Credit hereunder, and the result shall be to increase the cost to Agent or any Lender of issuing, maintaining or participating in any Letter of Credit or its Commitment to issue or participate in Letters of Credit hereunder or reduce any amount receivable by Agent or any Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Agent's or such Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Agent or such Lender, Borrower agrees to pay Agent or such Lender, as the case may be, from time to time as specified by Agent or such Lender, as the case may be, such additional amounts as shall be sufficient to compensate Agent or such Lender for such increased costs or reductions in amount. Each Lender will furnish to Borrower a certificate of such Lender claiming compensation under this Section and setting forth the basis and the additional amount or amounts to be paid to it hereunder. Each such certificate shall be conclusive, provided that the determination of such amount or amounts is made on a reasonable basis.

      5.8 SUBSTITUTION OF LENDER. If (i) the obligation of any Lender to make Eurodollar Rate Advances has been suspended pursuant to the terms hereof, or
(ii) any Lender has demanded compensation under SECTION 5 hereof, then Borrower shall have the right, with the assistance of Agent, to seek and substitute one or more lenders which is an Eligible Assignee (which may be one or more of the Lenders) to assume all of the rights and obligations of such Lender under the Loan Documents and to purchase such Lender's interests in the Advances, Letters of Credit and other rights created hereunder (if any); provided that any such assumption of all or a portion of such Lender's rights and obligations in respect of the Loan Documents and the purchase of Advances, Letters of Credit and other rights created hereunder (if any) shall be made pursuant to the terms and conditions of SUBSECTION 12.8 hereof.

SECTION 6.   SECURITY INTERESTS

      6.1 SECURITY INTEREST IN COLLATERAL. To secure prompt and complete payment and performance of the Obligations, Borrower (i) has executed and delivered or has caused to be executed and delivered, or (ii) shall execute and deliver or cause to be executed and delivered, as the case may be as indicated below, the documents described below covering the property and collateral described in this SUBSECTION 6.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

            6.1.1 Borrower has previously granted to Agent, for the pro rata benefit of the Lenders, a first priority security interest in all of Borrower's personal property, including without limitation all of its Accounts, Equipment, Inventory and General Intangibles, whether now owned or hereafter acquired, and all products and proceeds thereof, including all monies and other Property of any kind now or at any times hereafter in the possession or under the control of Agent or a bailee or Affiliate of Agent, pursuant to the Borrower Security Agreement.

            6.1.2 Borrower has previously granted to Agent, for the pro rata benefit of the Lenders, a first priority security interest in (i) all of Borrower's shares of Capital Stock of each of its Domestic Subsidiaries, whether now owned or hereafter acquired, and (ii) all (but in any event not to exceed 65%) of the issued and outstanding shares of Capital Stock of each of its direct Foreign Subsidiaries and Foreign Affiliates, pursuant to the Borrower Pledge Agreement.

            6.1.3 Borrower has previously caused each of its present direct Foreign Subsidiaries, and, except as otherwise consented to in writing by Agent, shall cause each of its future direct Foreign Subsidiaries, to execute a Negative Pledge Agreement with respect to the Capital Stock of their Subsidiaries, whether now owned or hereafter acquired.

            6.1.4 Borrower shall execute and cause to be executed, and cause each Guarantor to execute and cause to be executed, such further documents and instruments, including, without limitation, amendments to any of the Security Documents, as Agent, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interest in the Collateral.

            6.1.5 Borrower hereby acknowledges, agrees and confirms that the Liens previously granted to Agent, for the benefit of the Lenders, shall continue in full force and effect and survive the execution and delivery of this Agreement, and all of the rights granted to Agent pursuant to the Security Documents mentioned above which have been previously executed and delivered shall also continue and survive the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith. Such previously granted

      Liens secure all of the Obligations, including without limitation the Notes and the Letters of Credit.

            6.1.6 Borrower shall grant to Agent, for the pro rata benefit of the Lenders, mortgages and leasehold mortgages over all of its owned and leased real property, as provided herein.

      6.2 LIEN PERFECTION; FURTHER ASSURANCES. Borrower shall execute such additional UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Agent's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Agent's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Agent to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Agent's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Agent any and all documents, instruments and agreements deemed necessary by Agent to give effect to or carry out the terms or intent of the Loan Documents.

      6.3 GUARANTIES BY DOMESTIC SUBSIDIARIES. Each Person which, with Agent's consent, hereafter becomes a Domestic Subsidiary shall execute and deliver to Agent (a) a Guaranty in form and substance satisfactory to Agent, pursuant to which such Subsidiary guarantees the prompt payment and performance in full of all of the Obligations, and (b) a Guarantor Security Agreement and mortgages and leasehold mortgages in form and substance satisfactory to Agent, pursuant to which such Subsidiary grants to Agent, for the pro rata benefit of the Lenders, a first priority security interest and/or mortgage in all of such Subsidiary's personal and real property, including without limitation the types of personal property described in SUBSECTION 6.1, whether now owned or hereafter acquired, and all products and proceeds thereof. With regard to each Person which is now or, with Agent's consent, hereafter becomes a Subsidiary of Borrower, Borrower shall execute or cause to be executed a pledge agreement in form and substance satisfactory to Agent, pursuant to which Agent, for the pro rata benefit of the Lenders, is granted a first priority security interest in all of the Capital Stock of such Subsidiary, provided that such security interest shall be limited to 65% of the Capital Stock of any Foreign Subsidiary, and no pledge of any Capital Stock of any Foreign Subsidiary is required for a Foreign Subsidiary that is not a direct, first tier Subsidiary of Borrower or of a Domestic Subsidiary. Borrower shall cause to be executed and delivered to Agent such legal opinions, corporate and partnership documents and certificates as Agent or its counsel may require in connection with the documents executed and delivered pursuant to this Subsection.

SECTION 7.   COLLATERAL ADMINISTRATION

      7.1 GENERAL.

            7.1.1 LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Domestic Subsidiaries at one or more of the business locations within the United States, Canada and Puerto Rico set forth in EXHIBIT B hereto and shall not, without the prior written approval of Agent, be moved therefrom except, prior to an Event of Default and Agent's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business and (ii) removals in connection with dispositions of Equipment that are authorized by SUBSECTION 7.4.2 hereof.

            7.1.2 INSURANCE OF COLLATERAL. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver the originals of such policies to Agent with satisfactory lender's loss payable endorsements, naming Agent as loss payee, assignee or additional insured, as appropriate, for the benefit of the Lenders. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

            7.1.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Agent may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      7.2   ADMINISTRATION OF ACCOUNTS.

            7.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Agent, in form acceptable to Agent, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Agent's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $1,000,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Agent, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Agent, Borrower shall execute and deliver to Agent formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

            7.2.2 DISCOUNTS, ALLOWANCES, DISPUTES. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $500,000.00 are in dispute between Borrower and any Account Debtor, Borrower shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

            7.2.3 TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however that Agent shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

            7.2.4 ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Agent's officers, employees or representatives shall have the right, at any time or times hereafter, in the name of Agent, any designee of Agent or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            7.2.5 MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Agent with such banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Agent, for the benefit of the Lenders, and Borrower shall obtain the agreement by such banks in favor of Agent to waive any offset rights against the funds so deposited. Agent assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

            7.2.6 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Agent. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Agent's property by Borrower as trustee of an express trust for Agent's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of a Default or an Event of Default, and so long as the same is continuing, to notify Account Debtors that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

      7.3   ADMINISTRATION OF INVENTORY.

            7.3.1 RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its inventory. Borrower shall furnish to Agent Inventory reports in form and detail satisfactory to Agent at such times as Agent may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Agent a report based on each such physical inventory promptly thereafter, together with such supporting information as Agent shall request.

            7.3.2 RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $500,000.00, Borrower shall promptly notify

      Agent of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

      7.4   ADMINISTRATION OF EQUIPMENT.

            7.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with SUBSECTION 7.4.2 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Immediately on request therefor by Agent, Borrower shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment.

            7.4.2 DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists and is continuing, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $250,000 or less, provided that all proceeds thereof are remitted to Agent for application to (a) the Term Loan as set forth in SUBSECTION 3.2.3 hereto, and (b) if the Term Loan has been paid in full, to the Capital Expenditure Line of Credit as set forth in SUBSECTION 3.2.4 hereto, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Agent at least 5 days prior written notice of such disposition.

      7.5 PAYMENT OF CHARGES. All amounts chargeable to Borrower under SECTION 7 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the Base Rate plus the Applicable Eurodollar Margin applicable to Capital Expenditure Advances from time to time.

SECTION 8.   REPRESENTATIONS AND WARRANTIES

      8.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent and the Lenders to enter into this Agreement, to restructure, modify and continue the Prior Line of Credit and to make Advances hereunder, Borrower warrants, represents and covenants to Agent and the Lenders that:

            8.1.1 ORGANIZATION AND QUALIFICATION. Each of Borrower and its Domestic Subsidiaries is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of Borrower and its Domestic Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT C hereto and in all other states and jurisdictions in which the failure of Borrower or any of its Subsidiaries to be so qualified would have a Material Adverse Effect.

            8.1.2 CORPORATE POWER AND AUTHORITY. Each of Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Borrower or any of its Subsidiaries; (ii) contravene Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Borrower or any of its Subsidiaries.

            8.1.3 LEGALLY ENFORCEABLE AGREEMENT. Each of this Agreement and the existing Security Documents is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each of Borrower and its Subsidiaries that are parties to such Loan Documents, enforceable against it in accordance with its respective terms.

            8.1.4 CAPITAL STRUCTURE. EXHIBIT D hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage and holder of its Voting Stock owned by Borrower, any Subsidiary and any other Person and (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation. Borrower has good title to all of the Capital Stock it purports to own of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any shares of Capital Stock or obligations convertible into, or any powers of attorney relating to, shares of the Capital Stock of any of Borrower's Subsidiaries.

            8.1.5 CORPORATE NAMES. Neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names in the last five years, except those listed on EXHIBIT E hereto.

            8.1.6 BUSINESS LOCATIONS; AGENT FOR PROCESS. Each of Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on EXHIBIT B hereto. During the preceding one-year period, neither Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on EXHIBIT
      B. Except as shown on EXHIBIT B, no Inventory owned by Borrower is stored with a bailee, warehouseman or similar party, and no Inventory owned by Borrower is consigned to any Person.

            8.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each of Borrower and its Subsidiaries has good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower and its Domestic Subsidiaries own no real property located in the United States and no motor vehicles located in the United States. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien. The Liens granted to Agent under the Security Documents hereof are first priority Liens, subject only to Permitted Liens.

            8.1.8 ACCOUNTS. Agent and the Lenders may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Agent, with respect to each Account:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                 (ii) It arises out of a completed, BONA FIDE sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

                (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent;

                 (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

                  (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to SUBSECTION 7.2.1 hereof;

                 (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                (vii) To Borrower's knowledge, the Account Debtor thereunder (a)
            had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (b) such Account Debtor is Solvent; and

               (viii) To Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            8.1.9 EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority Liens (except for Permitted Liens) in favor of Agent.

            8.1.10 FINANCIAL STATEMENTS; FISCAL YEAR. The Consolidated and consolidating balance sheets of Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which such entities were Subsidiaries) as of September 30, 1999, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrower and such Persons at such dates and the results of Borrower's operations for such periods. Since September 30, 1999, there has been no material change in the business, condition (financial or otherwise), operations, prospects or properties of Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect. The fiscal year of Borrower and each of its Subsidiaries ends on December 31 of each year.

            8.1.11 FULL DISCLOSURE. The financial statements referred to in SUBSECTION 8.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower to Agent or the Lenders, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Agent in writing which has had or, so far as Borrower can now foresee, will have a Material Adverse Effect.

            8.1.12 SOLVENT FINANCIAL CONDITION. Each of Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made and the Letters of Credit (including the Existing Letter of Credit) and LC Guaranties to be issued hereunder, at all times will be, Solvent.

            8.1.13 SURETY OBLIGATIONS. Except as set forth on EXHIBIT S, neither Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person other than Borrower or any Subsidiary.

            8.1.14 TAXES. Borrower's federal tax identification number is 76-0344044. The federal tax identification number of each of Borrower's Domestic Subsidiaries is shown on EXHIBIT F hereto. Each of Borrower and its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, (i) unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor or (ii) unless the failure to file, pay or make provision for the payment of any such taxes or other charges either
      (a) involves a Governmental Authority outside of the United States and its territories and would not have a Material Adverse Effect or (b) involves a Governmental Authority located within the United States and its territories and the amount thereof does not exceed $50,000. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

            8.1.15 BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement (except for those claims that arise by virtue of the activities, promises, representations or other conduct of Agent or any of the Lenders).

            8.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. Except for immaterial copyrights and licenses, all such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on EXHIBIT G hereto. Borrower shall, from time to time as necessary (but no more frequently than quarterly) due to any new patents, trademarks or copyrights obtained by Borrower after the date hereof, deliver to Agent an updated EXHIBIT G to this Agreement, together with a certificate of an authorized officer of Borrower certifying that the information set forth on such schedule is true, correct and complete as of such date, which schedule may be used to prepare additional assignments, if necessary.

            8.1.17 GOVERNMENTAL CONSENTS. Each of Borrower and its Subsidiaries has, and is in good standing with respect to, all material governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

            8.1.18 COMPLIANCE WITH LAWS. Each of Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business including without limitation, Environmental Laws, and there have been no material citations, notices or orders of noncompliance issued to Borrower or any of its Subsidiaries under any such law, rule or regulation including without limitation, Environmental Laws. Each of Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in material compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory manufactured in the United States has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss. 201 eT Seq.), as amended.

            8.1.19 RESTRICTIONS. Neither Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Other than the Prior Credit Agreement, neither Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrower or any of its Subsidiaries, as applicable.

            8.1.20 LITIGATION. Except as set forth on EXHIBIT I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Borrower or any of its Subsidiaries, or the business, operations,

      Properties, prospects, profits or condition of Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

            8.1.21 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            8.1.22 LEASES. EXHIBIT J hereto is a complete listing of all Capitalized Lease Obligations of Borrower and its Subsidiaries and EXHIBIT K hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in material compliance with all of the terms of each of its respective Capitalized Lease Obligations and operating leases.

            8.1.23 PENSION PLANS. Except as disclosed on EXHIBIT L hereto, neither Borrower nor any of its Subsidiaries has any Plan. Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could reasonably be expected to result in a Material Adverse Effect exists in connection with any Plan. Neither Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            8.1.24 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrower or any of its Subsidiaries or prevent Borrower or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            8.1.25 LABOR RELATIONS. Except as described on EXHIBIT M hereto, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's or any of its Subsidiaries' employees, or, to Borrower's knowledge, threats of strikes or work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            8.1.26 COMPLIANCE WITH INDENTURE. All of the Obligations constitute "Permitted Debt" under the terms of the Indenture. Borrower and each Subsidiary which is a party to the Indenture are in full compliance with all covenants, agreements, and terms of the Indenture.

      8.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as the Required Lenders have consented to such changes or such changes are expressly permitted by this Agreement; provided that Borrower shall be permitted to deliver to Agent from time to time as necessary, but at least quarterly, updated EXHIBITS B, C, D, F, H (WITH RESPECT TO SUBSIDIARIES ONLY), I, J, K. L AND M to this Agreement, together with a certificate of an authorized officer of Borrower certifying that the information set forth on such exhibit(s) is true, correct and complete as of such date.

      8.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, the Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.   COVENANTS AND CONTINUING AGREEMENTS

      9.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall:

            9.1.1 VISITS AND INSPECTIONS. Permit representatives of Agent and any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, the business, assets, liabilities, financial condition, business prospects and results of operations of Borrower and each of its Subsidiaries.

            9.1.2 NOTICES. Promptly notify Agent and each Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

            9.1.3 FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions (except for Foreign Subsidiaries and Foreign Affiliates that may keep day to day records and books of account in accordance with local statutory practices rather than GAAP); and cause to be prepared and furnished to Agent and the Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Agent and the Lenders and is consistent with GAAP):

                  (i) not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, which Consolidated financial statements shall be certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs);

                 (ii) not later than 60 days after the close of each fiscal quarter of Borrower, excluding the last quarter of borrower's fiscal year, unaudited financial statements of Borrower and its Subsidiaries as of the end of such quarter and of the portion of Borrower's financial year then elapsed, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                (iii) not later than 30 days after the end of each month
            hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes; provided, however, that Borrower will deliver a preliminary unaudited financial report as of and for each year ending December 31 within thirty (30) days after the end of such year, and provided, further, that the unaudited financial report as of and for each month ending January 31 will not be due until sixty (60) days after the end of such month;

                 (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements (other than on Form S-8) which Borrower files with the

            Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

                    (v) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

                    (vi)such other data and information (financial and
            otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower's and each of its Subsidiaries' financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this SUBSECTION 9.1.3, Borrower shall forward to Agent and the Lenders a copy of the accountants' letter to Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Agent and the Lenders a certificate of the aforesaid certified public accountants certifying to Agent and the Lenders that, based upon their examination of the financial statements of Borrower and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default insofar as it may relate to accounting matters, or, if they are aware of such Default or Event of Default, specifying the nature thereof. Concurrently with the delivery of the financial statements described in clauses (i) and (iii) of this SUBSECTION 9.1.3, or more frequently if requested by Agent, Borrower shall cause to be prepared and furnished to Agent and the Lenders a Compliance Certificate in the form of EXHIBIT N hereto executed by the Chief Financial Officer of Borrower. All financial statements and reports, including Borrowing Base Reports, required to be delivered under this Section shall be due on the Business Day immediately following the specified due date if the specified due date is not a Business Day.

            9.1.4 LANDLORD AND STORAGE AGREEMENTS. Provide Agent with copies of all lease or warehouse storage agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept and obtain from each such landlord and warehouseman a subordination or waiver agreement in form and substance satisfactory to the Agent within 45 days after the date hereof in the case of all such leases or warehouse storage arrangements in existence on the date hereof (for which no subordination or waiver agreement has previously been furnished to Agent or its predecessor) and within five days after entering into any such arrangement after the date hereof; provided, however, that if Borrower is unable to obtain the consent of any landlord or warehouseman with respect to any such arrangement after exerting its best efforts, Borrower shall not be required to obtain such subordination or waiver agreement.

            9.1.5 REAL PROPERTY. Upon acquisition of any real property by the Borrower or any Domestic Subsidiary to which Agent consents hereunder, provide to the Agent for the benefit of the Lenders first priority mortgages on such real property, satisfactory in form and substance to the Agent, together with evidence of the recordation thereof and such title insurance policies, surveys, other certificates, instruments and legal opinions reasonably requested by the Agent in connection therewith.

            9.1.6 PROJECTIONS. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Agent and the Lenders Projections of Borrower for the forthcoming fiscal year, quarter by quarter.

            9.1.7 ERISA. Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability for failure to comply with the requirements of ERISA.

            9.1.8 BANK ACCOUNTS. Provided that Bank makes a competitive bid to provide cash management services to Borrower, Borrower shall transfer its primary operating accounts and cash management services to Bank within 120 days after the date of this Agreement.

            9.1.9 LEASEHOLD MORTGAGES. Within 45 days after the date hereof, provide to Agent leasehold mortgages, satisfactory in form and substance to Agent, with respect to all real property leased by Borrower and its Domestic Subsidiaries, together with evidence of the recordation thereof, consents of all applicable landlords, and such other certificates, instruments and legal opinions reasonably requested by Agent in connection therewith, all satisfactory in form and substance to the Agent and each of the Lenders, and within five days after entering into any lease of real property by the Borrower or its Domestic Subsidiaries after the date hereof provide leasehold mortgages, satisfactory in form and substance to the Agent with respect to such real property, together with evidence of the recordation thereof, the consent of the landlord and such other certificates, instruments and legal opinions reasonably requested by the Agent in connection therewith, all satisfactory in form and substance to the Agent; provided, however, that if Borrower is unable to obtain the consent of the landlord with respect to any such leasehold mortgage after exerting its best efforts, Borrower shall not be required to provide such leasehold mortgage.

            9.1.10 LEGAL OPINIONS. Within 45 days after the date hereof, opinions of counsel to the Borrower in the States of Washington, Ohio, Minnesota, New Jersey, California and Canada, to the extent Inventory and/or Equipment are located in Canada, satisfactory in form and substance to the Agent.

      9.2 NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless the Required Lenders have first consented thereto in writing, it will not:

            9.2.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or substantially all of the Properties of any Person, except that any Subsidiary may be dissolved, liquidated or merged into Borrower and any Foreign Subsidiary may be dissolved, liquidated or merged into another Foreign Subsidiary, so long as such dissolution, liquidation or merger results in all assets of such Subsidiary being owned by Borrower or, in the case of a Foreign Subsidiary, by another Foreign Subsidiary.

            9.2.2 LOANS. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business which are otherwise permitted hereunder) to any Person, except as permitted by Subsection 9.2.12.

            9.2.3 TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                  (i)   Obligations owing to Agent and the Lenders;

                 (ii) Indebtedness of any Foreign Subsidiary owed to Borrower, provided that any such Indebtedness shall not exceed $110,000,000 as of November 30, 1999, and any other such Indebtedness owing to Borrower (a) must be evidenced by intercompany notes that are pledged to Agent, for the benefit of the Lenders, and (b) shall not exceed the sum of (1) the actual amount of Indebtedness of Foreign Subsidiaries owed to Borrower outstanding as of November 30, 1999 (not to exceed $110,000,000) plus an additional $3,000,000.00 plus
            (2) for periods subsequent to July 1, 2000, the then applicable Average Gross Availability Amount. Borrower shall provide Agent with a schedule setting forth the proposed Average Gross Availability Amount within five (5) Business Days after the end of each month and at least five (5) Business Days prior to making any loan or advance that would constitute Indebtedness under clause (b)(2) hereof in order to obtain Agent's consent to any such loan or advance, which consent shall be granted in Agent's sole discretion. Agent's determination of the applicable Average Gross Availability Amount shall be binding and conclusive absent manifest error. In the event that, as a result of a decrease in the Average Gross Availability Amount, the outstanding Indebtedness addressed by this clause (ii) exceeds the amount permitted by this clause (ii), it shall not constitute a Default hereunder so long as Borrower is in compliance with this clause (ii) within 60 days thereafter;

                (iii) Indebtedness of Borrower owed to any Subsidiary or of any
            Subsidiary owed to another Subsidiary or to a Foreign Affiliate, including any renewal, extension or refinancing thereof;

                 (iv)   Obligations to pay Rentals permitted by SUBSECTION
            9.2.13;

                 (v)   Permitted Purchase Money Indebtedness;

                 (vi) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

                (vii) Indebtedness arising under the Indenture or the Term Loan
            Agreement; and

               (viii) Indebtedness of Foreign Subsidiaries (other than
            Indebtedness described in SUBSECTION 9.2.3(II) OR (III) above) incurred, renewed, extended or refinanced when no Default exists or would result therefrom, provided that the aggregate amount of all such Indebtedness outstanding at any time shall not exceed the greater of (a) fifty percent (50%) of the aggregate book value of the accounts receivable (net of bad debt reserves) of such Foreign Subsidiaries or (b) $10,000,000;

                 (ix) Indebtedness of Foreign Subsidiaries to Agent or an
            Affiliate thereof which has been Guaranteed by Borrower, including any renewal, extension or refinancing thereof;

                  (x) Indebtedness existing on the date hereof and described on
            EXHIBIT T hereto;

                 (xi) Indebtedness not to exceed $4,000,000.00 owing to Proctor
            & Gamble Company arising from the licensing to Borrower of certain patents owned by Proctor & Gamble Company;

                (xii) Capitalized Lease Obligations so long as such leases do not cover any property other than the property acquired in connection therewith, provided that the aggregate amount of all such Indebtedness outstanding at any time shall not exceed $1,500,000.00;

               (xiii) Hedging Obligations entered into in the ordinary course of business in order to hedge currency, commodity or interest rate risks, and not for purposes of speculation;

                (xiv)   Permitted Borrower Refinancing Debt;

                 (xv) Guarantees of Indebtedness by Borrower or any Subsidiary,
            provided that the Indebtedness subject to such Guarantee, if incurred directly rather than by a Guarantee by Borrower or such Subsidiary, would otherwise be permitted under this SUBSECTION 9.2.3;

                (xvi) Indebtedness not included in paragraphs (i) through (xv)
            above which does not exceed at any time, in the aggregate, the sum of $1,000,000.00.

            9.2.4 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or such Subsidiary, except for the following:

                    (i) sales, assignments, transfers or other dispositions of assets and licenses of intellectual property rights permitted under SUBSECTION 9.2.9 hereof (including without limitation sales of inventory to Borrower or any Subsidiary);

                    (ii)payment of reasonable and customary regular fees to
            directors of Borrower who are not employees of Borrower;

                    (iiiloans and advances to officers, directors and employees of Borrower or its Subsidiaries for travel, entertainment and moving and other relocation expenses made in direct furtherance and in the ordinary course of business of Borrower and its Subsidiaries (provided that the same shall not exceed the aggregate amount of $400,000.00 during any fiscal year of Borrower);

                    (iv)any other transaction with any employee, officer or
            director of Borrower or any of its Subsidiaries pursuant to employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors of Borrower or such Subsidiary; and

                    (v) allocations of corporate overhead and expenses among
            Borrower and
            its Subsidiaries; and

                    (vi)loans permitted under SUBSECTION 9.2.3 and investments permitted by SUBSECTION 9.2.12.

            9.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                 (i) Liens at any time granted in favor of Agent for the benefit of the Lenders;

                 (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in SUBSECTION 8.1.14 hereto, but only if in Agent's judgment such Lien does not adversely affect the Lender's rights or the priority of Agent's Lien in the Collateral for the benefit of the Lenders;

                (iii) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                 (iv) Liens securing Indebtedness arising under the Term Loan
            Agreement;

                  (v)   Liens disclosed on EXHIBIT O hereto;

                 (vi) Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, or other similar statutory Liens securing obligations that (a) are not yet due and are incurred in the ordinary course of business or (b) are being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established;

                (vii) Liens resulting from good faith deposits to secure
            payments of workers' compensation, unemployment insurance or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, or contracts (other than for payment of Indebtedness), or leases made in the ordinary course of business;

               (viii) Liens securing permitted Indebtedness of the Foreign
            Subsidiaries pursuant to SUBSECTION 9.2.3, provided that no such Lien shall be granted in any Capital Stock owned by a Foreign Subsidiary;

                 (ix) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement;

                  (x) any renewal of, replacement for or substitution for any
            Lien permitted by any of the clauses of this SUBSECTION 9.2.5; provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets;

                 (xi) Liens securing Permitted Borrower Refinancing Debt so long as such Permitted Borrower Refinancing Debt is secured only by Liens on those assets that secured such Indebtedness prior to the renewal, extension, refinancing, refund or repurchase;

                (xii) Liens arising by reason of any judgment, decree or order of any court so long as such Lien is fully bonded and any appropriate legal proceedings that may have been duly instituted for the review or appeal of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be instituted has not expired;

               (xiii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (xiv) such other Liens as the Required Lenders may hereafter approve in writing; and

                    (xv)Liens not permitted by any other clause of this
            SUBSECTION 9.2.5 securing Indebtedness or other Obligations in an aggregate amount not to exceed $250,000 at any one time outstanding, provided that (a) any such Liens on assets of Borrower or any Guarantor are subordinate to Agent's Liens thereon, (b) any such Liens do not extend to any Capital Stock, and (c) any such Liens do not extend to Accounts, Inventory, Equipment or General Intangibles.

            9.2.6 SUBORDINATED DEBT. Make, or permit any Subsidiary of Borrower to make, any, payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with a subordination agreement approved by Agent, provided that Borrower may prepay, repurchase or redeem Subordinated Debt using Qualified Stock of Borrower.

            9.2.7 DISTRIBUTIONS; CERTAIN PREPAYMENTS. (a) Declare or make any Distributions, except that the foregoing shall not prohibit or limit (i) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of Borrower in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of Qualified Stock of Borrower or (ii) the redemption or acquisition of any of the notes issued under the Indenture to the extent required by the terms thereof (as in effect on the date hereof), or (b) make any voluntary prepayment, redemption or defeasance of any of the notes issued under the Indenture.

            9.2.8 CAPITAL EXPENDITURES. Make Capital Expenditures (excluding Capital Expenditures which are financed through Capital Expenditure Advances or borrowings under any financing arrangement otherwise permitted hereunder), which, in the aggregate, as to Borrower and its Subsidiaries, exceed (i) $10,000,000.00 during Borrower's 2000 fiscal year, (ii) $15,000,000 during Borrower's 2001 fiscal year and (iii) $20,000,000 during Borrower's 2002 fiscal year.

            9.2.9 DISPOSITION OF ASSETS. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except:

                    (i) sales of Inventory in the ordinary course of business
            for so long as no Event of Default exists hereunder,

                    (ii)a transfer of Property to Borrower by a Subsidiary of
            Borrower;

                    (iiidispositions expressly authorized by SUBSECTION 7.4.2 of this Agreement;

                    (iv)factoring of accounts receivable of any of the Foreign
            Subsidiaries (other than accounts receivable included in the Borrowing Base) pursuant to factoring arrangements entered into in the ordinary course of their respective businesses;

                    (v) sales, assignments, transfers, or other dispositions of assets of Borrower and the Subsidiaries, the gross proceeds of which (inclusive of dispositions of Equipment permitted under SUBSECTION 7.4.2) do not exceed $500,000.00 in the aggregate for any fiscal year;

                    (vi)non-exclusive licenses of technology and other
            intellectual property rights by and among Borrower and the Subsidiaries.

      Agent is hereby authorized, on behalf of all Lenders, to release the Liens held by Agent on Collateral that Borrower or any Subsidiary is permitted pursuant to this SUBSECTION 9.2.9 to sell or otherwise dispose of in the event such Person does in fact sell or otherwise dispose of such Collateral.

            9.2.10 STOCK OF SUBSIDIARIES. Form or permit any Subsidiary to form any new Subsidiary, or permit any of its Subsidiaries to issue any additional shares of its Capital Stock except director's qualifying shares.

            9.2.11 BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis, except for certain bill-and-hold sales of which Borrower will give prompt written notice to Agent.

            9.2.12 RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

            9.2.13 LEASES. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $8,500,000.00 during Borrower's 1999 fiscal year. The amount of such aggregate annual Rentals may increase by a total of $1,000,000.00 for each subsequent fiscal year of Borrower. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease during the applicable annual period.

            9.2.14 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower.

            9.2.15 MODIFICATIONS TO OTHER SENIOR FUNDED DEBT. Amend, modify or supplement any payment or other material terms of the Indenture, the Term Loan Agreement or any of the Credit Documents (as defined in the Term Loan Agreement).

            9.2.16 NEGATIVE PLEDGE. (i) Pledge, assign or grant, or permit any Subsidiary to pledge assign or grant, a security interest in any Capital Stock owned by Borrower or such Subsidiary or (ii) grant, or permit any Subsidiary to grant, a negative pledge to any Person with respect to the Capital Stock or other assets owned by Borrower or such Subsidiary, in either case, other than pursuant to the Loan Documents.

            9.2.17 ACQUISITION OF REAL PROPERTY. Acquire any fee interest in any real property.

      9.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Agent or any Lender, Borrower covenants that, unless otherwise consented to by the Required Lenders in writing, it shall:

            9.3.1 INTEREST COVERAGE RATIO. Achieve, at the end of each fiscal quarter, an Interest Coverage Ratio, for the quarterly period then ended, equal to or greater than the ratio shown below for the quarter corresponding thereto:


         FISCAL QUARTER ENDING                           RATIO
         ---------------------                         ---------
           December 31, 1999                           0.95 to 1
            March 31, 2000                             1.35 to 1
             June 30, 2000                             1.50 to 1
          September 30, 2000                           1.60 to 1
           December 31, 2000                           1.80 to 1
     March 31, 2001 and thereafter                     2.00 to 1

            9.3.2 ADJUSTED EBITDA TO FIXED CHARGES RATIO. Achieve, at the end of each fiscal quarter, a ratio of Adjusted EBITDA to Fixed Charges equal to or greater than the ratio shown below for the quarter corresponding thereto:


         FISCAL QUARTER ENDING                           RATIO
     -----------------------------                     ---------
          September 30, 2000                           1.20 to 1
           December 31, 2000                           1.00 to 1
     March 31, 2001 and thereafter                     1.35 to 1

For purposes of calculating the ratio of Adjusted EBITDA to Fixed Charges as of September 30, 2000, the respective amounts of Adjusted EBITDA and Interest Expense for the three quarters then ended shall be annualized by being multiplied by 1.33. Commencing as of December 31, 2000 and as of the end of each fiscal quarter thereafter, the respective amounts of Adjusted EBITDA and Interest Expense shall be determined on the basis of the twelve months then ended.

            9.3.3 MINIMUM EBITDA. Achieve, for the fiscal year ending December 31, 2000, EBITDA of at least $36,500,000.00, for the fiscal year ending December 31, 2001, EBITDA of at least $40,000,000.00, and for the nine month period ending September 30, 2002, EBITDA of at least $30,000,000.00.

SECTION 10.   CONDITIONS PRECEDENT

      Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Agent and the Lenders under the other sections of this Agreement, the Lenders shall not be required to restructure, modify and continue the Prior Line of Credit or make any Advance under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

      10.1 DOCUMENTATION. Agent shall have received, in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Agent and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Agent and its counsel.

      10.2  NO DEFAULT.  No Default or Event of Default shall exist.

      10.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

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
      10.4 TERM LOAN. Agent shall have received evidence satisfactory to it that not less than $26,000,000 in cash (net of closing costs) has been loaned to Borrower under the Term Loan Agreement, and the Term Loan Lender, Borrower and Agent have executed and delivered the Intercreditor Agreement.

      10.5 AVAILABILITY. Agent shall have determined that immediately after the Lenders have restructured, modified and continued the Prior Line of Credit and made the initial Advances and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $8,000,000.00.

      10.6 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      11.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

            11.1.1 PAYMENT OF NOTES. Borrower fails to pay when due any installment of principal, interest or premium, if any, owing on any of the Notes.

            11.1.2 PAYMENT OF OTHER OBLIGATIONS. Borrower fails to pay any of the Obligations that are not evidenced by the Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            11.1.3 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Agent or the Lenders by or on behalf of Borrower, any Subsidiary of Borrower or any Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SUBSECTION 8.2 hereof.

            11.1.4 BREACH OF SPECIFIC COVENANTS. Borrower fails or neglects to perform, keep or observe any covenant contained in SUBSECTIONS 6.2, 7.1.1, 7.2, 9.1.1, 9.1.3, 9.1.9, 9.1.10, 9.2 OR 9.3 hereof on the date that
      Borrower is required to perform, keep or observe such covenant.

            11.1.5 BREACH OF OTHER COVENANTS. Borrower fails or neglects to perform, keep or observe any covenant contained in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in SUBSECTION 11.1 hereof) and the breach of such other covenant is not cured to Agent's satisfaction within 15 days after the sooner to occur of Borrower's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any executive officer of Borrower.

            11.1.6 DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents, the Other Agreements, the Indenture, or the Term Loan Agreement, and such event of default shall continue beyond any applicable grace period.

            11.1.7 OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations or under the Indenture or the Term Loan Agreement) in excess of $100,000.00 if the payment or maturity of such Indebtedness is, or, at the option of the holders of any such Indebtedness or a trustee on their behalf, may be accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

            11.1.8 UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance.

            11.1.9 INSOLVENCY AND RELATED PROCEEDINGS. Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (and if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

            11.1.10 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a material part of the business of Borrower, any Subsidiary of Borrower or any Guarantor for a period which significantly affects Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or Borrower, any Subsidiary of Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated by the other party prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

            11.1.11 CHANGE OF OWNERSHIP. A Change in Control shall occur or Borrower shall cease to own and control, beneficially and of record, at least 100% of the issued and outstanding Capital Stock of any Guarantor.

            11.1.12 ERISA. A Reportable Event shall occur which Agent, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

            11.1.13 CHALLENGE TO AGREEMENT. Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent for the benefit of the Lenders.

            11.1.14 REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

            11.1.15 CRIMINAL FORFEITURE. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any material portion of the Property of Borrower, any Subsidiary of Borrower or any Guarantor.

            11.1.16 JUDGMENTS. Any material money judgment, writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any Guarantor, or any of their respective Property.

            11.1.17 REPUDIATION OF OR DEFAULT UNDER INTERCREDITOR AGREEMENT. The Term Loan Lenders shall revoke or attempt to revoke the Intercreditor Agreement, or shall repudiate any of Term Loan Lenders' obligations thereunder or shall be in default under the terms thereof.

      11.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Agent and the Lenders to demand payment of any portion of the Obligations payable on demand in accordance with SUBSECTION 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Agent (with the consent of the Required Lenders or at the direction of the Required Lenders), and without presentment, demand, protest or further notice by Agent, become at once due and payable and Borrower shall forthwith pay to Agent, for the benefit of the Lenders, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in SUBSECTION 11.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent.

      11.3 OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Agent and the Lenders shall have and may exercise from time to time the following rights and remedies:

            11.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Agent and the Lenders may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            11.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Agent for storage thereof).

            11.3.3 The right to sell or otherwise dispose of all or any Collateral in its condition at that time, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Agent in collecting the Obligations, in enforcing the rights of Agent under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations, and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Agent and Lenders therefor.

            11.3.4 Agent is hereby granted, for the benefit of the Lenders, a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Agent's benefit, for the benefit of the Lenders.

            11.3.5 Agent may, at its option, require Borrower to deposit with Agent funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Agent may advance such amount as a Revolving Credit Advance (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit.

      At such time as all LC Guaranties have been paid or terminated and all Letters of Credit (including the Existing Letter of Credit) have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

      11.4 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Agent or any Lender or contained in any other agreement between Agent or any Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained (except for amendments and waivers effected pursuant to SUBSECTION 13.3). The failure or delay of Agent or any Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Agent and the Lenders shall have been fully satisfied (except for waivers effected pursuant to SUBSECTION 13.3). None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent and directed to Borrower.

SECTION 12.   AGENT

      12.1 APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this Agreement, the Lenders hereby irrevocably appoint and authorize Fleet to act as their agent hereunder and under each of the other Loan Documents. Fleet consents to such appointment and agrees to perform the duties of Agent as specified herein. The Lenders authorize and direct Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. Agent is hereby expressly authorized:

            (i) To receive on behalf of each of the Lenders any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender its pro rata share of all payments so received as provided in this Agreement;

            (ii) To receive all documents and items to be furnished under the Loan Documents;

            (iii) To act as nominee for and on behalf of the Lenders in and under the Loan Documents;

            (iv) To arrange for the means whereby the funds of the Lenders are to be made available to Borrower;

            (v) To distribute to the Lenders information, requests, notices, payments, prepayments, documents and other items received from Borrower, the Guarantors, and other Persons;

            (vi) To execute and deliver to Borrower, the Guarantors, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

            (vii) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender all rights and remedies of Lenders upon the occurrence of any Event of Default;

            (viii) To accept, execute, and deliver any Security Documents as the secured party; and

            (ix) To take such other actions as may be requested by Required Lenders.

      Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent (i) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

      12.2 RIGHTS OF AGENT AS A LENDER. With respect to its Commitment, the Advances made by it and the Notes issued to it, Fleet in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with Borrower, any of its Subsidiaries, any Guarantor, and any other Person who may do business with or own securities of Borrower, any Subsidiary, or any Guarantor, all as if it were not acting as Agent and without any duty to account therefor to the Lenders.

      12.3 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by Borrower or any Guarantor to such Lender, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Lender shall promptly purchase from the other Lenders participations in the Advances held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances made by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.

      12.4 INDEMNIFICATION. THE LENDERS HEREBY AGREE TO INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTION 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF BORROWER UNDER SECTION 13.2), RATABLY IN ACCORDANCE WITH THEIR

RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER OR ANY GUARANTOR.

      12.5 INDEPENDENT CREDIT DECISIONS. Each Lender agrees that it has independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the Guarantors, and its decision to enter into this Agreement has been independently made and without reliance upon Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, and each Lender agrees that it will continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Guarantor of this Agreement or any other Loan Document or to inspect the properties or books of Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of Borrower or any Guarantor (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates.

      12.6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

      12.7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower and Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, Required Lenders will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be another Lender or a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000.00. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this SECTION 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent.

      12.8  SUCCESSORS AND ASSIGNS.

            12.8.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and all of the Lenders. Any Lender may, with the written consent of Agent, sell participations to one or more banks or other financial institutions in or to all a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Advances owing to it and its share of Letters of Credit (including the Existing Letter of Credit); provided, however, that
      (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances of such Lender. Such participants shall have no rights under the Loan Documents, other than certain voting rights as provided above. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligations.

            12.8.2 Borrower and each of the Lenders agree that any Lender may, with the written consent of Agent, at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments, Advances and Letters of Credit); provided, however, that (i) each such assignment shall be of an identical percentage of all of the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments and Advances of the assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.00, and (iii) the parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note or Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by Agent,
      (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Lender that is an assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto).

            12.8.3 By executing and delivering an Assignment and Acceptance, the Lender that is an assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in SUBSECTION 9.1.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Agent or such assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            12.8.4 Agent may maintain at its Applicable Lending Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            12.8.5 Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT P hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Revolving Credit Commitment or Capital Expenditure Commitment assumed by it and the Term Note assigned by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note or Notes to the order of the assigning Lender in amounts equal to the Revolving Credit Commitment or Capital Expenditure Commitment or Term Note, respectively, retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of EXHIBIT A-1, EXHIBIT A-2 or EXHIBIT A-3 hereto.

            12.8.6 Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower or its Subsidiaries furnished to such Lender by or on behalf of Borrower or its Subsidiaries.

SECTION 13.   MISCELLANEOUS

      13.1 POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as Borrower's true and lawful attorney (and the agent-in-fact) and Agent, or Agent's agent, may, without notice to Borrower and in either Borrower's or Agent's name, but at the cost and expense of Borrower, for the benefit of the
Lenders:

            13.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Agent or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

            13.1.2 At such time or times upon or after the occurrence of an Event of Default as Agent or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral;
      (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations;
      (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other

      Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors;
      (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement.

      13.2 INDEMNITY. BORROWER HEREBY AGREES TO INDEMNIFY AGENT AND THE LENDERS AND HOLD AGENT AND THE LENDERS HARMLESS FROM AND AGAINST ANY LIABILITY, LOSS, DAMAGE, SUIT, ACTION OR PROCEEDING EVER SUFFERED OR INCURRED BY AGENT OR ANY LENDER (INCLUDING REASONABLE ATTORNEYS FEES AND LEGAL EXPENSES) AS THE RESULT OF BORROWER'S FAILURE TO OBSERVE, PERFORM OR DISCHARGE BORROWER'S DUTIES HEREUNDER. IN ADDITION, BORROWER SHALL DEFEND AGENT AND THE LENDERS AGAINST AND SAVE THEM HARMLESS FROM ALL CLAIMS OF ANY PERSON WITH RESPECT TO THE COLLATERAL. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THESE INDEMNITIES SHALL EXTEND TO ANY CLAIMS ASSERTED AGAINST AGENT OR ANY LENDER BY ANY PERSON UNDER ANY ENVIRONMENTAL LAWS OR SIMILAR LAWS BY REASON OF BORROWER'S OR ANY OTHER PERSON'S FAILURE TO COMPLY WITH LAWS APPLICABLE TO SOLID OR HAZARDOUS WASTE MATERIALS OR OTHER TOXIC SUBSTANCES. NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, THE OBLIGATION OF BORROWER UNDER THIS SUBSECTION 13.2 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

      13.3 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which Borrower is a party, nor any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by Agent, the Required Lenders and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent or forbearance to act with respect thereto shall, unless in writing and signed by Agent, all of the Lenders and Borrower, do any of the following: (a) increase Commitments of the Lenders or subject the Lenders or Agent to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (d) change the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; or (e) change any provision contained in, or any definition used in connection with, this SUBSECTION 13.3. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made with respect to SECTION 12 hereof without the prior written consent of Agent.

      13.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      13.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower, Agent and any Lender permitted under SECTIONS 12 and 13 hereof.

      13.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in SUBSECTION 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      13.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      13.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

      If to Agent:            Fleet Capital Corporation
                              5950 Sherry Lane, Suite 300
                              Dallas, Texas  75225
                              Attention:  Loan Administration Manager
                              Facsimile No.:  (214) 706-7066

      With a copy to:         Winstead Sechrest & Minick P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas  75270-2199
                              Attention:  James A. Markus, Esq.
                              Facsimile No.:  (214) 745-5390

      If to any Lender:       The address for such Lender shown as its Lending
                              Office for Base Rate Advances


      If to Borrower:         Drypers Corporation
                              5300 Memorial, Suite 900
                              Houston, Texas   77007
                              Attention:  Jonathan P. Foster
                              Facsimile No.:  (713) 803-5554

      With a copy to:         Fulbright & Jaworski, L.L.P.
                              1301 McKinney Street, Suite 5100
                              Houston, Texas   77010-3095
                              Attention:  Joshua P. Agrons
                              Facsimile No.:  (713) 651-5246

or to such other address as each party may designate for itself by notice given in accordance with this SUBSECTION 13.8; PROVIDED, HOWEVER, that any notice, request or demand to or upon Agent pursuant to SUBSECTIONS 3.1.1 or 4.2.2 hereof shall not be effective until received by Agent.

      13.9 AGENT'S OR LENDER'S CONSENT. Whenever Agent's or any Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Agent or such Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      13.10 CREDIT INQUIRIES. Borrower hereby authorizes and permits Agent and the Lenders to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

      13.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      13.12 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      13.13 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS

OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

      13.14 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      13.15 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN DALLAS, TEXAS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN TEXAS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF AGENT'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF AGENT'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF TEXAS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE BORROWER OR AGENT, BORROWER HEREBY CONSENTS AND AGREES THAT THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR, AT AGENT'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND AGENT OR ANY LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY

OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      13.16 WAIVERS BY BORROWER. BORROWER WAIVES (I) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND THE LENDERS HEREBY ALSO WAIVE) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (II) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER AGENT MAY DO IN THIS REGARD; (III) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING AGENT OR ANY LENDER TO EXERCISE ANY OF THEIR REMEDIES; (IV) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (V) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S ENTERING INTO THIS AGREEMENT AND THAT AGENT AND EACH LENDER ARE RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK
                           SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, this Agreement has been duly executed in on the day and year specified at the beginning of this Agreement.

BORROWER:

DRYPERS CORPORATION

By:
     Jonathan P. Foster
     Executive Vice President

AGENT:

FLEET CAPITAL CORPORATION

By:
     Name:
     Title:

LENDER:

FLEET CAPITAL CORPORATION

By:
     Name:
     Title:

REVOLVING CREDIT COMMITMENT:        Lending Office for Base Rate Advances:
$30,000,000.00                      5950 Sherry Lane, Suite 300
                                    Dallas, Texas  75225

CAPITAL EXPENDITURE COMMITMENT:     Lending Office for Eurodollar Advances:
$6,800,000.00                       5950 Sherry Lane, Suite 300
                                    Dallas, Texas  75225

TERM LOAN COMMITMENT:
$6,000,000.00

TOTAL COMMITMENT:
$42,800,000.00

Signature Page 1 of 1 Amended and Restated Credit Agreement

                                  APPENDIX A

                              GENERAL DEFINITIONS

      When used in the Amended and Restated Credit Agreement dated as of December 13, 1999, by and among Fleet Capital Corporation, as Agent, the Lenders, and Drypers Corporation, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            ACCOUNT DEBTOR - any Person who is or may become obligated under or on any Account.

            ACCOUNTS - as defined in the Code, including, without limitation, all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

            ADDITIONAL COSTS - as defined in SUBSECTION 5.1.1.

            ADJUSTED EBITDA - with respect to any fiscal period, the sum of EBITDA for such period minus cash payments of federal and state income and franchise taxes for such period.

            ADJUSTED NET EARNINGS FROM OPERATIONS - with respect to any fiscal period, means the Consolidated net earnings (or loss) after provision for income taxes for such fiscal period of Borrower and its Subsidiaries, as reflected on the Consolidated financial statement of Borrower and its Subsidiaries supplied to Lender pursuant to SUBSECTION 9.1.3 of the Agreement, but excluding:

            (i)   any gain or loss arising from the sale of capital assets;

            (ii) any gain arising from any write-up of assets;

            (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

            (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

            (v) net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

            (vi) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

            (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

            (viii)any gain arising from the acquisition of any Securities of Borrower;

            (ix) any gain arising from extraordinary or non-recurring items;.

            (x) any loss attributable to any write-off through the second fiscal quarter of 2000 of any insurance gain reflected on Borrower's records as of September 30, 1999; and

            (xi) any loss arising from capitalized financing costs associated with the Prior Line of Credit.

            ADJUSTMENT DATE - each date which occurs five (5) Business Days after Agent receives the Compliance Certificate accompanying Borrower's financial statements required to be delivered by SUBSECTION 9.1.3 hereof, the first of which dates shall be five (5) Business Days after Agent's receipt of the Compliance Certificate accompanying the financial statements for the fiscal quarter ending June 30, 2000.

            ADVANCE - (i) each of the Existing Advances and (ii) and advance of funds by Agent, the Lenders or any one of them to Borrower pursuant to
      SECTION 1 or SECTION 3.

            AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of a Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

            AGENT - as defined in the introductory paragraph of this Agreement.

            AGREEMENT - the Amended and Restated Credit Agreement referred to in the first sentence of this APPENDIX A, all Exhibits thereto and this APPENDIX A.

            APPLICABLE LENDING OFFICE - for each Lender and each Type of Advance, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Borrower and Agent as the office by which its Advances of such Type are to be made and maintained.

            APPLICABLE RATE - (i) during the period that a Revolving Credit Advance is a Base Rate Advance, the Base Rate plus 0.50%; (ii) during the period that a Revolving Credit Advance is a Eurodollar Advance, the Eurodollar Rate plus the Applicable Eurodollar Margin; (iii) during the period that the Term Loan is a Base Rate Advance, the Base Rate plus 0.75%; (iv) during the period that the Term Loan is a Eurodollar Advance, the Eurodollar Rate plus the Applicable Eurodollar Margin; (v) during the period that an Advance under the Capital Expenditure Line of Credit is a Base Rate Advance, the Base Rate plus 0.75%; (vi) during the period that an Advance under the Capital Expenditure Line of Credit is a Eurodollar Advance, the Eurodollar Rate plus the Applicable Eurodollar Margin.

            APPLICABLE EURODOLLAR MARGIN - for any day, (a) with respect to Revolving Credit Advances that are Eurodollar Advances, the margin of interest over the Eurodollar Rate that is applicable when any Applicable Rate based on the Eurodollar Rate is determined under this Agreement, and
      (b) with respect to Capital Expenditure Advances and the Term Loan that are Eurodollar Advances, the margin of interest over the Eurodollar Rate that is applicable when any Applicable Rate based on the Eurodollar Rate is determined under this Agreement. The Applicable Eurodollar Margin is subject to adjustment (upwards or downwards, as appropriate) based on the Senior Debt Multiple. Effective as of each Adjustment Date, the Applicable Eurodollar Margin shall be adjusted as follows based on the Senior Debt Multiple as demonstrated by the most recently delivered Compliance
      Certificate:

                APPLICABLE EURODOLLAR MARGIN    APPLICABLE EURODOLLAR MARGIN FOR A
                FOR REVOLVING CREDIT ADVANCE     EURODOLLAR ADVANCE UNDER THE TERM
  SENIOR DEBT        THAT ARE EURODOLLAR          LOAN OR THE CAPITAL EXPENDITURE
   MULTIPLE               ADVANCES                        LINE OF CREDIT
  -----------   ----------------------------    ----------------------------------
Less than 4.0              2.50%                               2.75%
Greater than 4.0           2.75%                               3.00%
  but less than 4.49
Greater than 4.50          3.00%                               3.25%
  but less than 4.99
Greater than 5.00          3.25%                               3.50%
  but less than 5.49
Greater than 5.50          3.50%                               3.75%

      The Applicable Eurodollar Margin shall be (i) 3.00% for Revolving Credit Advances that are Eurodollar Advances and (ii) 3.25% for the Term Loan and Capital Expenditure Advances that are Eurodollar Advances, until the first Adjustment Date after the Compliance Certificate demonstrates a change in the Senior Debt Multiple to a level for which another Applicable Eurodollar Margin shall apply, or until another Applicable Eurodollar Margin is otherwise applicable. After each adjustment of the Applicable Eurodollar Margin in accordance herewith due to a change in the Senior Debt Multiple as demonstrated by the Compliance Certificate, the new Applicable Eurodollar Margin shall apply to all Eurodollar Advances made or outstanding thereafter until the next Adjustment Date as of which the

      Compliance Certificate demonstrates a change in the Senior Debt Multiple to a level for which another Applicable Eurodollar Margin shall apply. Upon the request of Agent, Borrower must demonstrate to the reasonable satisfaction of the Required Lenders the required Senior Debt Multiple in order to obtain an adjustment to a lower Applicable Eurodollar Margin. If Borrower fails to furnish to the Lenders any Compliance Certificate (with accompanying financial statements) by the date required by this Agreement, then the maximum Applicable Eurodollar Margin shall apply at all times after such date for all Eurodollar Advances made or outstanding after such date until Borrower furnishes the required Compliance Certificate (with accompanying financial statements) to Agent and the Lenders.

            ASSIGNMENT AND ACCEPTANCE - an assignment and acceptance entered into by a Lender and its assignee and accepted by Agent pursuant to SUBSECTION 12.8, in substantially the form of EXHIBIT P hereto.

            AVAILABILITY - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Advances, such amount being the difference derived when the sum of the principal amount of Revolving Credit Advances then outstanding (including any amounts which Agent may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

            AVAILABILITY RESERVE - A periodic reserve limiting availability under the Revolving Credit Loan which is to be maintained as follows:

                  (i) Beginning on March 1 of each year during the Original Term or any Renewal Term, the Availability Reserve shall be $3,000,000.00, which shall increase by $1,500,000.00 on the first day of each subsequent month through and including June 15 of such year, for a total Availability Reserve of $7,500,000.00. If no Default or Event of Default exists as of June 15 of each year during the Original Term or any Renewal Term, the Availability Reserve shall be released concurrently with the regularly scheduled interest payment under the Indenture due and payable on June 15 of each year during the Original Term or any Renewal Term, and a Revolving Credit Advance shall be permitted for Borrower to make such regularly scheduled payment.

                  (ii) Beginning on September 1 of each year during the Original
            Term or any Renewal Term, the Availability Reserve shall be $3,000,000.00, which shall increase by $1,500,000.00 on the first day of each subsequent month through and including December 15 of such year, for a total Availability Reserve of $7,500,000.00. If no Default or Event of Default exists as of December 15 of each year during the Original Term (beginning December 15, 2000) or any Renewal Term, the Availability Reserve shall be released concurrently with the regularly scheduled interest payment under the Indenture due and payable on December 15 of each year during the Original Term (beginning December 15, 2000) or any Renewal Term, and a Revolving Credit Advance shall be permitted for Borrower to make such regularly scheduled payment.

                  (iii) To the extent that a Default or Event of Default exists on either June 15 or December 15 of any year during the Original Term, the Availability Reserve shall not be released as set forth above, and no Revolving Credit Advance may be used for any payments under the Indenture.


            AVERAGE GROSS AVAILABILITY - the amount determined by Agent as of the first day of each month beginning July 1, 2000 equal to the average Availability under this Agreement for the prior 90 day period, calculated without including any Availability Reserves.

            AVERAGE GROSS AVAILABILITY AMOUNT - with respect to any calendar month, 50% of the positive difference, if any, between (i) the Average Gross Availability for such month and (ii) the sum of (a) $9,500,000.00 and (b) one-half of the Indebtedness of a Foreign Subsidiary to Borrower that has previously been incurred in compliance with SUBSECTION 9.2.3(II)(B)(2) and is outstanding at the time this calculation is performed.

            BANK - Fleet National Bank.

            BASE RATE - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            BASE RATE ADVANCES - Advances that bear interest based upon the Base Rate.

            BORROWER - Drypers Corporation, a Delaware corporation.

            BORROWER PLEDGE AGREEMENT - the Pledge Agreement of Borrower in favor of Agent, for the benefit of the Lenders, dated as of April 1, 1998, as the same may be amended, supplemented, or modified from time to time.

            BORROWER SECURITY AGREEMENT - the Security Agreement of Borrower in favor of Agent, for the benefit of the Lenders, dated as of April 1, 1998, as the same may be amended, supplemented, or modified from time to time.

            BORROWING BASE - an amount equal to the lowest of

                  (i)   the Revolving Credit Commitment; or

                  (ii) the maximum amount that may be funded hereunder and under the Term Loan Agreement without Borrower violating the formula applicable to Permitted Debt under and as defined in Section 1009 of the Indenture, as specified in the most recent advance request data submitted by Borrower to Agent; or

                  (iii) an amount equal to:

                        (a) 75% of the net amount of Eligible Accounts outstanding at such date;

                                     PLUS

                        (b) 60% of the value of Eligible Inventory that is
                  finished goods at such date calculated on the basis of the lower of cost or market with the cost of finished goods calculated on a first-in, first-out basis;

                                     PLUS

                        (c) 35% of the value of Eligible Inventory that is raw
                  materials at such date calculated on the basis of the lower of cost or market with the cost of raw materials calculated on a first-in, first-out basis; provided that the sum of (b), (c) and (d) shall not exceed $15,000,000.00;

                                     PLUS

                        (d) 60% of the value of In-Transit Inventory; provided
                  that such amount shall not exceed $1,000,000.00;

                                     MINUS

                        (e) any Availability Reserve.

      For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

            BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in the State of Texas are closed.

            CAPITAL EXPENDITURE ADVANCES - Advances under the Capital Expenditure Line of Credit described in SUBSECTION 1.4 of the Agreement.

            CAPITAL EXPENDITURE LINE OF CREDIT - as defined in SUBSECTION 1.1 of the Agreement.

            CAPITAL EXPENDITURE LINE OF CREDIT COMMITMENT - as to each Lender, the obligation of such Lender to make Advances under the Capital Expenditure Line of Credit pursuant to SUBSECTION 1.4 in an aggregate principal amount equal to the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Capital Expenditure Line of Credit Commitment" or as specified in a duly executed Assignment and Acceptance.

            CAPITAL EXPENDITURE NOTES - the promissory notes of Borrower payable to the order of the respective Lenders, in substantially the form of EXHIBIT A-1 hereto, and all extensions, renewals, and modifications thereof.

            CAPITAL EXPENDITURES - expenditures which are so classified on the Consolidated statement of cash flows of Borrower in accordance with GAAP, including all such expenditures so classified as "purchase of property and equipment, net" and the total principal portion of Capitalized Lease Obligations.

            CAPITAL STOCK - as to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated).

            CAPITALIZED LEASE OBLIGATIONS - any Indebtedness represented by obligations under a lease that is required to be capitalized and accounted for as a capital lease under GAAP.

            CHANGE IN CONTROL - the occurrence of any of the following events:

                  (i) Any Person or "group" (as such term is used in Sections
            13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the voting power of all classes of Voting Stock of Borrower.

                  (ii) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of Borrower, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then in office.

            CLOSING DATE - the date on which all of the conditions precedent in
      SECTION 10 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

            CODE - the Uniform Commercial Code as adopted and in force in the State of Texas, as from time to time in effect.

            COLLATERAL - all of the Property and interests in Property described in SUBSECTION 6.L of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

            COMMITMENT - for each Lender, the sum of its Revolving Credit Commitment, its Term Loan Commitment and its Capital Expenditure Line of Credit Commitment.

            CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            CONTINUE, CONTINUATION, and CONTINUED - refers to the continuation pursuant to SECTION 1 or SECTION 5 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

            CONVERT, CONVERSION, and CONVERTED - refers to a conversion pursuant to SECTION 1 or SECTION 5 of one Type of Advance into another Type of Advance.

            DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            DEFAULT RATE - as defined in SUBSECTION 2.1.2 of the Agreement.

            DISQUALIFIED STOCK - any class or series of Capital Stock other than common stock.

            DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on Capital Stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

            DOLLARS and $ - lawful money of the United States of America.

            DOMESTIC SUBSIDIARY - any Subsidiary (excluding UltraCare Products International, Inc.) which is domiciled or is principally doing business in the United States of America or any of its territories or possessions.

            DOMINION ACCOUNT - a special account of Agent established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Agent in its reasonable discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

            EBITDA - with respect to any fiscal period, the sum of Borrower's Adjusted Net Earnings From Operations plus Interest Expense and taxes for said period as determined in accordance with GAAP, plus depreciation and amortization expenses for such period.

            ELIGIBLE ACCOUNT - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Agent, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                  (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower, or

                  (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; or

                  (iii) it is due or unpaid more than 90 days after the original invoice date; or

                  (iv) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                  (v) the total unpaid Accounts of the Account Debtor exceed 15%
            of the net amount of all Eligible Accounts or the credit limit established by Agent in its sole discretion for such Account Debtor, to the extent of such excess; or

                  (vi) any covenant, representation or warranty contained in the
            Agreement with respect to such Account has been breached; or

                  (vii) the Account Debtor is also Borrower's creditor or
            supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                  (viii)the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) it arises from a sale to an Account Debtor outside the
            United States, Canada or Puerto Rico, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion; or

                  (x) it arises from a sale to the Account Debtor on a
            bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

                  (xi) the Account Debtor is the United States of America or any
            department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. ss. 203 eT Seq., as amended); or

                  (xii) the Account is subject to a Lien other than a Permitted
            Lien; or

                  (xiii)the goods giving rise to such Account have not been
            delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiv) the Account is evidenced by chattel paper or an
            instrument of any kind, or has been reduced to judgment; or

                  (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                  (xvi) the Account Debtor is located in New Jersey, Minnesota,
            Indiana, West Virginia or any other state imposing similar conditions on the right of a creditor to collect accounts receivable unless Borrower has either qualified to transact business in such state as a foreign corporation or filed a Notice of Business Activities Report or other required report with the appropriate officials in those states for the then current year; or

                  (xvii)Borrower has made an agreement with the Account Debtor to extend the time of payment thereof.

            ELIGIBLE ASSIGNEE - any commercial bank, savings and loan association, savings bank, finance company, or other financial institution (whether a corporation, partnership, or other entity) acceptable to Agent in Agent's sole discretion.

            ELIGIBLE INVENTORY - such Inventory of Borrower (other than packaging and labeling materials and supplies) which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                  (i) it is not raw materials or finished goods, or
            work-in-process that is, in Agent's opinion, readily marketable in its current form; or

                  (ii)  it is not in good, new and saleable condition; or

                  (iii) it is slow-moving, obsolete or unmerchantable; or

                  (iv) it does not meet all standards imposed by any
            governmental agency or authority; or

                  (v) it does not conform in all respects to the warranties and representations set forth in the Agreement;

                  (vi) it is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

                  (vii) it is not situated at a location in compliance with the
            Agreement or is in transit.

            ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

            EQUIPMENT -as defined in the Code, including, without limitation, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

            EURODOLLAR ADVANCES - Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Eurodollar Rate" in this APPENDIX A.

            EURODOLLAR RATE - an interest rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) at which Dollar deposits are offered to Bank in immediately available funds two Business Days prior to the first day of the Interest Period for any Eurodollar Advance by leading banks in the interbank eurodollar market selected by Bank for a period comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advance to which such Interest Period relates. If Fleet is not participating in a Eurodollar Advance during any Interest Period therefor (pursuant to SUBSECTION 5.3 or for any other reason), the Eurodollar Rate for such Advance for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent) equal to the average of the offered quotations appearing on Dow Jones Market Services (formerly Telerate) page 3750 (or, if such page shall not be available, any successor or similar service as may be selected by Agent) as of 11:00 a.m. London time, or as soon thereafter as practicable, on the date two Business Days prior to the first day of such Interest Period for Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Advance to which such Interest Period relates.

            EVENT OF DEFAULT - as defined in SUBSECTION 11.1 of the Agreement.

            EXISTING ADVANCES - the outstanding revolving credit loans as of the date hereof provided to Borrower pursuant to the Prior Credit Agreement.

            EXISTING LETTER OF CREDIT - that certain letter of credit no. S-045-STBY-50062907 issued by BankBoston, N.A. to The CIT Group/Equipment Financing with a face amount of $1,000,000.00.

            FEDERAL FUNDS EFFECTIVE RATE - for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Agent from three (3) Federal Funds brokers of recognized standing selected by Agent in its sole discretion.

            FLEET - Fleet Capital Corporation, a Rhode Island corporation.

            FIRST DRAWDOWN PERIOD - a period beginning on the date that the first Capital Expenditure Advance is made under this Agreement and ending six months thereafter.

            FIXED CHARGES - as of the end of any fiscal quarter, the sum of: (i) scheduled principal payments required to be made during the next twelve months in respect of Indebtedness, plus (ii) Interest Expense for the preceding twelve months (unless otherwise specified herein), plus (iii) commencing December 31, 2000 and thereafter, Capital Expenditures not financed by Capital Expenditure Advances or borrowings under any other financing arrangement otherwise permitted hereunder during the preceding twelve month period, all determined in accordance with GAAP.

            FOREIGN AFFILIATE - any Person in which Borrower or any Subsidiary has an equity or ownership interest equal to or less than fifty percent (50%) and which is domiciled in any country other than the United States of America or any of its territories or possessions or conducts business or generates accounts receivable in any country other than the United States of America or any of its territories or possessions.

            FOREIGN SUBSIDIARY - (i) any Subsidiary which is domiciled in any country other than the United States of America or any of its territories or possessions and (ii) UltraCare Products International, Inc., a U.S. Virgin Islands company.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            GENERAL INTANGIBLES - as defined in the Code, including, without limitation, all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

            GOVERNMENTAL AUTHORITY - any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            GUARANTEE - by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            GUARANTY AGREEMENT - means the guaranty of any of Borrower's active Domestic Subsidiaries in favor of Agent and the Lenders, each in substantially the form of EXHIBIT R hereto, duly executed (whether before, on or after the date of this Agreement) by one or more of the Guarantors, as the same may be amended, supplemented or modified from time to time.

            GUARANTOR SECURITY AGREEMENTS - the security agreements of the Guarantors in favor of Agent, for the benefit of the Lenders, each in form and substance satisfactory to Agent, duly executed (whether before, on or after the date of this Agreement) by one or more of the Guarantors, as the same may be amended, supplemented or modified from time to time.

            GUARANTOR - each Domestic Subsidiary that at any time executes a Guaranty Agreement in favor of Agent and the Lenders, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

            HARD COST - the aggregate amount of the purchase price for goods acquired from third parties minus any taxes, insurance, shipping and installation costs, as determined by Agent in its reasonable discretion.

            HEDGING OBLIGATIONS - the obligations of any Person under (i) interest rate cap agreements, interest rate swap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, the price of commodities used by any such Person in the ordinary course of business, or the value of foreign currencies.

            IN-TRANSIT INVENTORY - Inventory that does not qualify as Eligible Inventory solely on the basis that it is in transit and which is in the process of being shipped between any of Borrower's facilities that are located in either the United States or Puerto Rico.

            INDEBTEDNESS - as to any Person at any time (without duplication):
      (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, including without limitation, all obligations to make payments (other than royalty or licensing payments to be made by such Person based upon a percentage of sales) under non-compete agreements and any licensing or dispute settlement agreements, but excluding all trade accounts payable and accrued liabilities of such Person arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person (other than the interest component of such obligations), (v) all Indebtedness or other obligations of others Guaranteed by such Person, other than the Guarantee by Borrower of the accounts payable arising in the ordinary course of business of any Foreign Subsidiary, (vi) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (vii) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments,
      (viii) all liabilities of such Person in respect of unfunded vested benefits under any Plan, (ix) all Disqualified Stock of such Person, and
      (x) all net obligations of such Person under or in respect of Hedging Obligations.

            INDENTURE - that certain Indenture dated as of June 15, 1997, between Borrower and Bankers Trust Company, as trustee, as amended, supplemented or otherwise modified from time to time.

            INTERCREDITOR AGREEMENT - that certain Intercreditor Agreement dated as of even date herewith among Agent, Term Loan Lenders and Borrower, as amended, supplemented or otherwise modified from time to time.

            INTEREST COVERAGE RATIO - with respect to any period of determination, the ratio of Consolidated (i) EBITDA for such period to
      (ii) Interest Expense for such period, all as determined in accordance with GAAP.

            INTEREST EXPENSE - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP plus the Letter of Credit and LC Guaranty fees owing for such period.

            INTEREST PERIOD - with respect to any Eurodollar Advances, each period commencing on the date such Advances are made or Converted from Base Rate Advances or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Borrower may select as provided in SECTION 1 and SECTION 3 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (ii) any Interest Period which would otherwise extend beyond the last day of the Original Term or the then current Renewal Term shall end on the last day of the Original Term or the then current Renewal Term; and (iii) no Interest Period for any Eurodollar Advances shall have a duration of less than one month and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

            INVENTORY - as defined in the Code, including, without limitation, all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

            LC AMOUNT - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding, including the Existing Letter of Credit.

            LC GUARANTY - any guaranty pursuant to which Agent or any Affiliate of Agent shall guaranty the payment or performance by Borrower of its reimbursement obligation under any Letter of Credit.

            LENDER - any lending institution which is or may become a signatory to the Agreement or any successor or permitted assignee thereof.

            LETTER OF CREDIT - any standby letter of credit issued by Agent or any of Agent's Affiliates for the account of Borrower, including the Existing Letter of Credit.

            LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            LIQUIDATION VALUE - the forced liquidation value of Equipment as determined by Agent in its sole discretion.

            LOAN ACCOUNT - the loan account established on the books of Agent pursuant to SUBSECTION 3.6 of the Agreement.

            LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

            LOANS - all loans and advances of any kind made by Agent or any of the Lenders pursuant to the Agreement.

            MATERIAL ADVERSE EFFECT - (i) a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect on the ability of Borrower and its Subsidiaries, taken as a whole, to perform the Obligations in accordance with their terms. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then-existing events would reasonably be expected to result in a Material Adverse Effect.

            MAXIMUM RATE - at any time, the maximum rate of interest under applicable law that any Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

            MONEY BORROWED - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (a) which is represented by notes payable or drafts accepted that evidence extensions of credit, (b) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (c) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

            MONTHLY PAYMENT DATE - the first Business Day of each calendar month.

            MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

            NEGATIVE PLEDGE AGREEMENT - a negative pledge agreement of each of the direct, first tier Foreign Subsidiaries of Borrower or of a Domestic Subsidiary in favor of Agent, for the benefit of the Lenders, each in form and substance satisfactory to Agent, duly executed (whether before, on or after the date of this Agreement) by one or more of the direct, first tier Foreign Subsidiaries of Borrower or of a Domestic Subsidiary, as the same may be amended, supplemented or modified from time to time.

            NOTES - collectively, the Revolving Credit Notes, the Term Notes and the Capital Expenditure Notes.

            OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Agent, any Affiliate of Agent, or any Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

            ORIGINAL TERM - as defined in SUBSECTION 4.1 of the Agreement.

            OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Agent or the Lenders in respect of the transactions contemplated by the Agreement.

            OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Advances PLUS the LC Amount exceeds the Borrowing Base.

            PAYOR - as defined in SUBSECTION 3.9 of the Agreement.

            PERMITTED BORROWER REFINANCING DEBT -

                  (i) Indebtedness of Borrower existing on the date hereof and disclosed to Agent and the Lenders pursuant to this Agreement, the terms of which have been amended, modified or supplemented in a manner that does not (a) adversely affect the priority of such Indebtedness in right of payment in relation to the Obligations, (b) impose more restrictive financial or other covenants with respect thereto; (c) change any of the terms of repayment (such as interest rate, fees or amortization schedule of such Indebtedness), or (d) accelerate the maturity of such Indebtedness; and

                  (ii) Indebtedness of Borrower, the net proceeds of which are used to renew, extend, refinance, refund or repurchase outstanding Indebtedness of Borrower; provided that (a) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is PARI PASSU with or subordinated in right of payment to the Obligations, then such Indebtedness is PARI PASSU with or subordinated in right of payment to the Obligations at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (b) the terms of repayment of such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased and (c) the terms of

                                   -xviii-
            repayment of such Indebtedness and the financial and other covenants relating thereto have been approved by Agent in its sole discretion; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) substantially equivalent to the sum of (1) the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) and (2) the amount of accrued and unpaid interest, if any, on the Indebtedness being renewed, extended, refinanced, refunded or repurchased.

            PERMITTED LIENS - any Lien of a kind specified in SUBSECTION 9.2.5 of the Agreement.

            PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money Indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $500,000.00. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

            PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

            PRIOR CREDIT AGREEMENT - that certain Credit Agreement dated April 1, 1998, between Borrower and Fleet (as successor to BankBoston, N.A.), as agent and sole lender, as amended through the date hereof.

            PRIOR LINE OF CREDIT - has the meaning specified in the Recitals of the Agreement.

            PROJECTIONS - Borrower's forecasted Consolidated and consolidating
      (i) balance sheets, (ii) profit and loss statements, and (iii) cash flow statements, and all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            QUALIFIED STOCK - any and all Capital Stock of a Person, other than Disqualified Stock.

            REGISTER - as defined in SUBSECTION 12.8 of the Agreement.

            REGULATION D - Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            REGULATORY CHANGE - with respect to any Lender, any implementation, adoption or change after the date of this Agreement of United States federal, state, or foreign laws, rules or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            RENEWAL TERMS - as defined in SUBSECTION 4.1 of the Agreement.

            RENTALS - as defined in SUBSECTION 9.2.12 of the Agreement.

            REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

            REQUIRED LENDERS - at any time while no Advances are outstanding, Lenders having at least 66-2/3% of the aggregate amount of the Commitments and, at any time while Advances are outstanding, Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Advances.

            REQUIRED PAYMENT - as defined in SUBSECTION 3.9 of the Agreement.

            RESERVES - as defined in SUBSECTION 1.2 of the Agreement.

            RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                  (i)   property to be used in the ordinary course of business;

                  (ii) current assets arising from the sale of goods and
            services in the ordinary course of business of Borrower and its Subsidiaries;

                  (iii) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                  (iv) investments in certificates of deposit or similar
            instruments maturing within one year from the date of acquisition issued by a bank or trust company organized under either (i) the laws of the United States or any state thereof or (ii) a jurisdiction outside of the United States, having capital surplus and undivided profits aggregating at least $50,000,000.00; and

                  (v) investments in commercial paper given one of the two
            highest ratings by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  (vi) repurchase agreements with any financial institution
            having combined capital, surplus, and undivided profits of not less than $100,000,000 for U.S. Government obligations maturing in less than 10 days;

                  (vii) investments in daily money market mutual funds having assets greater than Two Billion Dollars ($2,000,000,000) and limited in holdings to assets of the types described in subsections (iii)
            (iv) or (v) of this definition;

                  (viii) investments by any Subsidiary in or to Borrower or
            another Subsidiary;

                  (ix) demand deposits at banks (a) whose deposits are insured by the Federal Deposit Insurance Corporation, maintained by Borrower or any Subsidiary in the ordinary course of business for the purpose of paying operating expenses or (b) outside of the United States, in currencies other than U.S. dollars, which banks provide working capital, operating accounts or similar services to one or more Subsidiaries at such foreign banks, provided that such foreign banks must have capital and surplus in excess of $50,000,000.00;

                  (x) investments existing on the date hereof and described on
            EXHIBIT U hereto, including intercompany receivables and Investments in Subsidiaries, Foreign Affiliates, partnerships and other Persons owned on the date hereof;

                  (xi) the acquisition or ownership of Capital Stock or
            obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary; and

                  (xii) investments approved by Agent, in its sole discretion.

            REVOLVING CREDIT ADVANCE - the Existing Advances which are included as part of the Revolving Credit Loan and any additional advance of funds by a Lender to Borrower pursuant to SUBSECTION 1.2.

            REVOLVING CREDIT COMMITMENT - as to each Lender, the obligation of such Lender to make Advances pursuant to SUBSECTION 1.2 and issue or participate in Letters of Credit pursuant to SUBSECTION 1.3 in an aggregate principal amount at any time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Revolving Credit Commitment" or as specified in a duly executed Assignment and Acceptance, as such amount may be reduced or terminated pursuant to the terms hereof.

            REVOLVING CREDIT LOAN -  as defined in SUBSECTION 1.1 of the
      Agreement.

            REVOLVING CREDIT NOTES - the promissory notes of Borrower payable to the order of the respective Lenders, in substantially the form of EXHIBIT A-2 hereto, and all extensions, renewals, and modifications thereof.

            SCHEDULE OF ACCOUNTS - as defined in SUBSECTION 7.2.1 of the Agreement.

            SECOND DRAWDOWN PERIOD - a period beginning on the date of the first Capital Expenditure Advance that is made following the expiration of the First Drawdown Period and ending six months thereafter.

            SECURITY - shall have the same meaning as in Section 2 (a) (l) of the Securities Act of 1933, as amended.

            SECURITY DOCUMENTS - the Borrower Pledge Agreement, Borrower Security Agreement, Guaranty Agreements, the mortgages and leasehold mortgages referred to in Section 6.1.6 hereof and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            SENIOR DEBT MULTIPLE - the ratio of (a) Senior Funded Debt as of the end of any fiscal quarter to (b) the sum of (i) EBITDA for such fiscal quarter multiplied by (ii) four.

            SENIOR FUNDED DEBT - Indebtedness for Money Borrowed, including without limitation Indebtedness under the Term Loan Agreement, less Subordinated Debt.

            SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            STATUTORY RESERVES - the difference (expressed as a decimal) of the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which Agent is subject for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            SUBORDINATED DEBT - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Agent.

            SUBSIDIARY - any corporation or other entity of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

            TERM LOAN LENDERS shall mean DK Acquisition Partners, L.P., and Ableco Finance LLC, and their successors and assigns.

            TERM LOAN - the Loan described in SUBSECTION 1.1 of the Agreement.

            TERM LOAN AGREEMENT shall mean the Term Loan Agreement, dated as of December 13, 1999, by and among Borrower and Davidson Kempner Service Company, LLC, individually and as agent for the Term Loan Lenders.

            TERM LOAN COMMITMENT - as to each Lender, the obligation of such Lender to restructure and modify certain Existing Advances in the form of the Term Loan pursuant to SUBSECTION 1.5 in an aggregate principal amount equal to the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Term Loan Commitment" or as specified in a duly executed Assignment and Acceptance.

                                   -xxiii-

            TERM NOTES - the promissory notes of Borrower payable to the order of the respective Lenders, in substantially the form of EXHIBIT A-3 hereto, and all extensions, renewals, and modifications thereof.

            TOTAL CREDIT FACILITY - the maximum amount available to Borrower under the Term Loan, the Capital Expenditure Line of Credit and the Revolving Credit Loan, which shall not exceed $42,800,000.00.

            TYPE - any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

            UCC - the Uniform Commercial Code as in effect in the State of Texas.

            VOTING STOCK - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

      CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                  $42,800,000


                             AMENDED AND RESTATED
                               CREDIT AGREEMENT


                           DATED:  DECEMBER 13, 1999


                                 BY AND AMONG

                             DRYPERS CORPORATION

                                     AND

                     THE LENDERS WHICH ARE PARTIES HERETO

                                     AND

                     FLEET CAPITAL CORPORATION, AS AGENT

                               TABLE OF CONTENTS
                                  (Continued)
                                                                          PAGE

                               TABLE OF CONTENTS



                                                                          PAGE

SECTION 1.  CREDIT FACILITY..................................................2
      1.1   RESTRUCTURE, MODIFICATION AND CONTINUATION OF PRIOR LINE OF
            CREDIT; TOTAL CREDIT FACILITY....................................2
      1.2   REVOLVING CREDIT LOAN............................................2
      1.3   LETTERS OF CREDIT; LC GUARANTIES.................................3
      1.4   CAPITAL EXPENDITURE LINE OF CREDIT...............................4
      1.5   TERM LOAN........................................................5

SECTION 2.  INTEREST, FEES AND CHARGES.......................................5
      2.1   INTEREST.........................................................5
      2.2   COMPUTATION OF INTEREST AND FEES.................................6
      2.3   LETTER OF CREDIT AND LC GUARANTY FEES............................6
      2.4   UNUSED LINE FEE..................................................7
      2.5   AUDIT AND APPRAISAL FEES.........................................7
      2.6   REIMBURSEMENT OF EXPENSES........................................7
      2.7   BANK CHARGES.....................................................7
      2.8   CLOSING FEE......................................................8
      2.9   SERVICING FEE....................................................8
      2.10  AMOUNTS OWING UNDER PRIOR CREDIT AGREEMENT.......................8

SECTION 3.  LOAN ADMINISTRATION..............................................8
      3.1   MANNER OF BORROWING REVOLVING CREDIT ADVANCES AND CAPITAL
            EXPENDITURE ADVANCES.............................................8
      3.2   PAYMENTS........................................................10
      3.3   MANDATORY PREPAYMENTS ARISING FROM PROCEEDS OF SALE, LOSS,
            DESTRUCTION OR CONDEMNATION OF COLLATERAL.......................11
      3.4   APPLICATION OF PAYMENTS AND COLLECTIONS.........................11
      3.5   ALL LOANS TO CONSTITUTE ONE OBLIGATION..........................12
      3.6   LOAN ACCOUNT....................................................12
      3.7   STATEMENTS OF ACCOUNT...........................................12
      3.8   PRO RATA TREATMENT..............................................12
      3.9   NON-RECEIPT OF FUNDS BY AGENT...................................13

SECTION 4.   TERM AND TERMINATION...........................................13
      4.1   TERM OF AGREEMENT...............................................13
      4.2   TERMINATION.....................................................13

SECTION 5.  YIELD PROTECTION; LIMITATIONS ON ADVANCES; CAPITAL
      ADEQUACY..............................................................14
      5.1   ADDITIONAL COSTS................................................14
      5.2   LIMITATION ON TYPES OF ADVANCES.................................16

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      5.3   ILLEGALITY......................................................16
      5.4   SUBSTITUTE BASE RATE ADVANCES...................................16
      5.5   COMPENSATION....................................................17
      5.6   CAPITAL ADEQUACY................................................17
      5.7   ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT................18
      5.8   SUBSTITUTION OF LENDER..........................................18

SECTION 6.   SECURITY INTERESTS.............................................19
      6.1   SECURITY INTEREST IN COLLATERAL.................................19
      6.2   LIEN PERFECTION; FURTHER ASSURANCES.............................20
      6.3   GUARANTIES BY DOMESTIC SUBSIDIARIES.............................20

SECTION 7.   COLLATERAL ADMINISTRATION......................................21
      7.1   GENERAL.........................................................21
      7.2   ADMINISTRATION OF ACCOUNTS......................................22
      7.3   ADMINISTRATION OF INVENTORY.....................................23
      7.4   ADMINISTRATION OF EQUIPMENT.....................................24
      7.5   PAYMENT OF CHARGES..............................................24

SECTION 8.   REPRESENTATIONS AND WARRANTIES.................................24
      8.1   GENERAL REPRESENTATIONS AND WARRANTIES..........................24
      8.2   CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES.............31
      8.3   SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................31

SECTION 9.   COVENANTS AND CONTINUING AGREEMENTS............................31
      9.1   AFFIRMATIVE COVENANTS...........................................31
      9.2   NEGATIVE COVENANTS..............................................34
      9.3   SPECIFIC FINANCIAL COVENANTS....................................41

SECTION 10.   CONDITIONS PRECEDENT..........................................42
      10.1  DOCUMENTATION...................................................42
      10.2  NO DEFAULT......................................................42
      10.3  OTHER LOAN DOCUMENTS............................................42
      10.4  TERM LOAN.......................................................43
      10.5  AVAILABILITY....................................................43
      10.6  NO LITIGATION...................................................43

SECTION 11.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT..............43
      11.1  EVENTS OF DEFAULT...............................................43
      11.2  ACCELERATION OF THE OBLIGATIONS.................................45
      11.3  OTHER REMEDIES..................................................46
      11.4  REMEDIES CUMULATIVE; NO WAIVER..................................47

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SECTION 12.   AGENT.........................................................47
      12.1  APPOINTMENT, POWERS AND IMMUNITIES..............................47
      12.2  RIGHTS OF AGENT AS A LENDER.....................................49
      12.3  SHARING OF PAYMENTS, ETC........................................49
      12.4  INDEMNIFICATION.................................................49
      12.5  INDEPENDENT CREDIT DECISIONS....................................50
      12.6  SEVERAL COMMITMENTS.............................................51
      12.7  SUCCESSOR AGENT.................................................51
      12.8  SUCCESSORS AND ASSIGNS..........................................51

SECTION 13.   MISCELLANEOUS.................................................54
      13.1  POWER OF ATTORNEY...............................................54
      13.2  INDEMNITY.......................................................55
      13.3  AMENDMENTS, ETC.................................................55
      13.4  SEVERABILITY....................................................56
      13.5  SUCCESSORS AND ASSIGNS..........................................56
      13.6  CUMULATIVE EFFECT; CONFLICT OF TERMS............................56
      13.7  EXECUTION IN COUNTERPARTS.......................................56
      13.8  NOTICE..........................................................56
      13.9  AGENT'S OR LENDER'S CONSENT.....................................57
      13.10 CREDIT INQUIRIES................................................57
      13.11 TIME OF ESSENCE.................................................57
      13.12 NON-APPLICATION OF CHAPTER 346 OF TEXAS FINANCE CODE............57
      13.13 ENTIRE AGREEMENT................................................57
      13.14 INTERPRETATION..................................................58
      13.15 GOVERNING LAW; CONSENT TO FORUM.................................58
      13.16 WAIVERS BY BORROWER.............................................59

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